UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to section 240.14a-12

BROOKS AUTOMATION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date filed:

Notice of Annual Meeting of Stockholders of Brooks Automation, Inc.

Wednesday, January 27, 2016

10:00 a.m. Eastern Standard Time,

Four Seasons Hotel Boston, 200 Boylston Street,
Boston, Massachusetts 02116

RECORD DATE: DECEMBER 4, 2015

MEETING AGENDA
•	To elect ten director nominees
•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement
•	To ratify the adoption of the Company’s Executive Performance-Based Variable Compensation Plan
•	To ratify the Company’s independent registered accounting firm for the 2016 fiscal year

The stockholders will also act on any other business as may properly come before the meeting.

How to Vote Your Shares
You may submit proxies by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelopes.	You may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 26, 2016 by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone.	You may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 26, 2016 by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet.
If you hold shares in a brokerage account, you should follow the instructions provided by your broker to vote your shares by mail, telephone or electronically via the Internet.

All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail, if you requested a proxy statement be mailed to you as described in the proxy statement.

By Order of the Board of Directors

Chelmsford, Massachusetts December 11, 2015
JASON W. JOSEPH,
Vice President, General Counsel and Secretary

Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on January 27, 2016: On December 11, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2016 Annual Meeting of Stockholders and our annual report. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, are available at our website at www.brooks.com. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

BROOKS AUTOMATION - 2016 Proxy Statement    3

Back to Contents

BROOKS AUTOMATION - 2016 Proxy Statement    4

Back to Contents

BROOKS AUTOMATION, INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 27, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Brooks Automation, Inc., a Delaware corporation (“we”, “us”, “Brooks” or the “Company”), for use at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116 on January 27, 2016, at 10:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”).

We expect that this proxy statement and the accompanying proxy materials will first be made available to stockholders on or about December 11, 2015; on the same day, we will begin sending the Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission (“SEC”), is included as the Annual Report to Stockholders being made available to our stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices, and, as noted below, it can also be obtained via the Internet.

GENERAL INFORMATION

Record Date, Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on December 4, 2015 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 68,439,576 shares of our Common Stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either in person or by proxy. A list of the stockholders of record will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824.

Electronic Distribution

This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and the proxy card are available at: www.proxyvote.com.

Solicitation

The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them and obtaining authority to execute proxies.

BROOKS AUTOMATION - 2016 Proxy Statement    5

Back to Contents

Quorum and Required Vote

The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present in person or represented by proxy, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.

Broker discretionary voting

If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors, matters related to executive compensation and our Executive Performance-Based Variable Compensation Plan, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each stockholder to provide instructions to its broker so that the stockholder’s votes may be counted on these important matters.

Proposal No. 1: Election of Directors

For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. An affirmative vote of a plurality of votes properly cast, in person or by proxy, is required for the election of each of the nominees. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.

Proposal No. 2: Advisory Vote on Executive Compensation

For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our stockholders in this advisory vote, and our Human Resources and Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Proposal No. 3: Ratification of the Adoption of the Company’s Executive Performance-Based Variable Compensation Plan

For the proposal to ratify the adoption of the Company’s Executive Performance-Based Variable Compensation Plan, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 3. Abstentions and broker non-votes will not affect the voting outcome with respect to the proposed plan.

Proposal No. 4: Ratification of the Company’s Independent Registered Public Accounting Firm

For the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 4. Abstentions will have no effect on the results of the vote on Proposal No. 4. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 4 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if we do have any broker non-votes they will not affect the voting outcome.

BROOKS AUTOMATION - 2016 Proxy Statement    6

Back to Contents

Voting of Proxies

General

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Brooks or to vote in person or by telephone or via the Internet as described below.

If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.

Proxies Without Voting Instructions

Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation, for the ratification of the adoption of our Executive Performance-Based Variable Compensation Plan and for the ratification of the selection of PwC. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.

Voting Shares held through Broker by Proxy

If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power, in this case only the ratification of the selection of PwC, but not with respect to the election of the ten nominees for director, the advisory vote on executive compensation, or the ratification of the adoption of our Executive Performance-Based Variable Compensation Plan.

Voting of Shares held through Broker in Person

If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Other Matters

If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.

BROOKS AUTOMATION - 2016 Proxy Statement    7

Back to Contents

Voting Procedures

There are several ways in which you or your representative can vote your shares, as follows:

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 26, 2016 by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 26, 2016 by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies

Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting in person at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:

•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.

Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, or hand deliver the notice of revocation or subsequent proxy to our corporate secretary before the vote at the Annual Meeting.

Proxy Materials Available via the Internet

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 27, 2016

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

BROOKS AUTOMATION - 2016 Proxy Statement    8

Back to Contents

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, to serve the Company’s and its stockholders’ best interests. Management keeps the directors informed of our activities through regular written reports and presentations at Board and Committee meetings. The Board has adopted the Governance Policy that is publicly available on our website at www.brooks.com. That policy calls for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent chairman or an independent lead director. The independent chairman presides over the regularly held executive sessions of the Board, noted below, at which the chief executive officer is not present. Each director is required to stand for election annually.

The Board has assessed each of the 10 nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that Messrs. Allen, Martin, McGillicuddy, Pond, and Woollacott, Professor Palepu, Dr. Wrighton, and Mses. Davis and Zane, nine of the ten current directors, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market’s stricter definition of independence required for members of an Audit Committee, and determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert.

The Board of Directors held 10 meetings during the fiscal year ended September 30, 2015 and took no action by written consent. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held while he or she was a director during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all non-employee members of the Board met in executive session without the chief executive officer being present.

The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:

•	By telephone: (978) 262-4400
•	By electronic mail: Directors@Brooks.com
•	By first class mail, overnight mail or courier:

Brooks Board of Directors

Brooks Automation, Inc.

15 Elizabeth Drive

Chelmsford, MA 01824

As a matter of policy we encourage the directors to attend meetings of stockholders, in person or by telephone. All of the nominees for election as director were directors at the time of the last stockholder meeting in February 2015, and all attended that meeting except for Mark S. Wrighton.

In accordance with our Governance Policy, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every three years. The Company supports and encourages Board members to take advantage of director education opportunities. There are many public company director educational venues available, and the Company believes that its Board members should keep current on the fast changing areas of corporate governance and related regulations. The Brooks Board members have participated in, and continue to attend, public company director education venues and many of our Board members hold professional director certifications earned by accumulating from 30 to 150 director education credit hours.

Chairman of the Board

The Board of Directors has elected Joseph R. Martin to serve as chairman of the Board. Under our By-Laws and Governance Policy, the chairman assists the chief executive officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.

BROOKS AUTOMATION - 2016 Proxy Statement    9

Back to Contents

Committees of the Board

The Board currently has the following standing committees: an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources and Compensation Committee, and a Nominating and Governance Committee. The following table sets out the Board Committees on which each member of the Board now serves, identifying as well the chair of each committee.

Name of Director	Audit	Executive	Finance	HR & Compensation	Nominating & Governance
Non-Employee Directors:
A. Clinton Allen			Chair		Member
Robyn C. Davis	Member			Member
Joseph R. Martin(1)		Chair			Member
John K. McGillicuddy	Chair	Member			Member
Krishna G. Palepu		Member	Member		Chair
Kirk P. Pond			Member	Member
Alfred Woollacott, III	Member			Member
Mark S. Wrighton	Member		Member
Ellen Zane	Member	Member		Chair
Employee Director:
Stephen S. Schwartz		Member
NUMBER OF MEETINGS IN FISCAL 2015	4	4	5	5	5

(1)	Chairman of the Board

Audit Committee

Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm and for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, business risk assessment and internal control over financial reporting. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.

A copy of the charter of the Audit Committee is publicly available on our website at www.brooks.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Messrs. McGillicuddy (Chair), and Woollacott, Dr. Wrighton, and Mses. Davis and Zane. The Board of Directors has reviewed the qualifications of each member of the Committee and has determined that each of them meets that stricter definition of independence and that each qualifies as an “audit committee financial expert” as the SEC defined that term in Item 407 of Regulation S-K.

The Audit Committee met on four occasions during fiscal year 2015 and took no action by written consent. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Executive Committee

The purposes of the Executive Committee are: (i) to permit action on behalf of the Board of Directors between meetings, particularly in those circumstances for which a timely response is required and full Board participation is not reasonably feasible; (ii) to assess, review with management, and provide recommendations to the Board of Directors concerning our strategic planning process and the implementation of our strategic plans; and (iii) to lead the process by which we and the Board of Directors conduct the ongoing assessment and management of the business risks we face. The Executive Committee may exercise the full powers of the Board when, in their reasoned judgment, the best interest of the Company requires prompt action incompatible with full Board participation, excepting those matters legally requiring the approval of the full Board. Whenever possible, the Executive Committee expects to seek prior full Board approval of limits within which it will exercise its discretion. The charter of the Executive Committee is publicly available on our website at www.brooks.com. The Executive Committee has also been given the responsibility to act for the Board in providing guidance to management concerning the Company’s strategic planning and implementation, as well as taking the lead for the Board in ensuring that the Company implements and employs the processes necessary to understand, address and manage the Company’s business and enterprise risks. The Executive Committee is currently comprised of Messrs. Martin (Chair) and McGillicuddy, Professor Palepu, Ms. Zane and Dr. Schwartz, each of whom will remain on the Committee during fiscal 2016, if reelected by the stockholders. The Executive Committee met on four occasions during fiscal year 2015 and took no action by written consent.

BROOKS AUTOMATION - 2016 Proxy Statement    10

Back to Contents

Finance Committee

The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company’s capital structure, including financial strategies, policies, practices and transactions. Among other things, the Finance Committee recommends how to employ the Company’s cash resources in the best interests of stockholders and assist the management and the Board in the consideration and review of possible strategic transactions. Its purposes do not include the evaluation of financial performance and controls delegated under the charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if the Board so chooses. The charter of the Finance Committee is publicly available on our website at www.brooks.com. The Committee is comprised of Messrs. Allen (Chair) and Pond, Professor Palepu and Dr. Wrighton, each of whom will remain on the Committee during fiscal 2016, if reelected by the stockholders, and each of whom meets the definition of an independent director. The Finance Committee met five times during fiscal year 2015 and took no action by written consent.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee has overall responsibility for our executive compensation philosophy, evaluates and approves executive compensation, including, if adopted, cash bonuses to be issued pursuant to the Company’s Executive Performance-Based Variable Compensation Plan, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. It also has been delegated the authority to supervise the administration of our stock plans, and it is required to review and approve the incorporation of our compensation discussion and analysis report in this proxy statement in accordance with SEC rules. The Human Resources and Compensation Committee also approves all grants to employees under our stock plans and recommends the ratification of those grants by the full Board of Directors. Actual grants under those plans must be approved by the full Board as well as the Committee as set forth in the Governance Policy. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities.

Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The charter of the Committee is publicly available on our website at www.brooks.com. The Human Resources and Compensation Committee is currently comprised of Ms. Zane (Chair), Messrs. Pond and Woollacott, and Ms. Davis. Each of these Committee members meets the definition of an independent director and the other requirements for membership.

The Human Resources and Compensation Committee met on five occasions during fiscal year 2015 and took no action by written consent.

Human Resources and Compensation Committee Interlocks and Insider Participation

None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.

Nominating and Governance Committee

The purpose of the Nominating and Governance Committee is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the stockholders or appointed by the Board; (iv) evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; and (viii) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.

Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the charter of the Nominating and Governance Committee is publicly available on our website at www.brooks.com. The members of the Committee are Professor Palepu (Chair), Messrs. Allen, Martin, and McGillicuddy, each of whom will remain on the Committee during fiscal 2016, if reelected by the stockholders, and each of whom meets the definition of an independent director.

The Nominating and Corporate Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Committee may consider nominees recommended by stockholders

BROOKS AUTOMATION - 2016 Proxy Statement    11

Back to Contents

and other sources, such as directors, third-party search firms or other appropriate sources. In evaluating candidates the Committee seeks the strength that is derived from a variety of experiences among board members, embracing the criteria and qualifications set forth in the Committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public, private, or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long-term interests of stockholders. In any particular situation, the Committee may focus on persons possessing a particular background, experience or qualifications, which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2017 annual meeting of stockholders, they must follow the procedures described in “Other Matters-Stockholder Proposals and Recommendations For Director.”

The Committee also initiates and administers the Board’s annual self-evaluation and performance review process. This annual process is initiated by the chairman of the Committee sending to each Board member a written questionnaire dealing with a variety of elements of the governance process, including the Board’s structure, its effectiveness in carrying out key responsibilities, the quality and efficiency of the meeting processes of the Board and its Committees, the responsibilities and effectiveness of the Board’s Committees, and, more generally, Board members’ overall analysis and comments concerning the effectiveness of the Board, its processes and the quality of its deliberations. After these questionnaires are completed and returned, the chairman of the Nominating and Governance Committee conducts individual discussions with each Board member in order to understand fully the perceptions and analysis of each director. The chairman then presents the information that has been collected through these processes both to the Nominating and Governance Committee and then, following that discussion, presents observations and recommendations to the full Board for discussion and such action as the Board determines to be appropriate. The Board views these activities as part of its overall process of on-going self-evaluation and continuous improvement.

The Nominating and Governance Committee met five times during fiscal year 2015 and took no action by written consent.

Board Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Executive Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company’s business risks. The Executive Committee is authorized to delegate this responsibility to other Committees of the Board with respect to specific areas of business risk where the Executive Committee deems this to be appropriate. Each year, working initially through the Audit Committee, management and the Board jointly develop a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the committees to which the Executive Committee has delegated specific areas of responsibility.

The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.

Following this senior management level assessment, the Executive Committee is then tasked to drive the risk assessment process at the Board level and to ensure that mitigation and corrective actions are being taken where appropriate.

Board Leadership Structure

The Company’s Governance Policy, as set out on the Company’s corporate web site under “Investors” and “Corporate Governance”, provides that there will always be independent leadership of the Board. In accordance with the Policy, the Board may select the chief executive officer to also serve as Board chairman, but its current practice is to have an independent director serve as chairman. The Policy also makes clear that in the event that the same person serves as chief executive officer and chairman, the Board shall select a lead independent director who shall be responsible for chairing meetings of the independent directors in addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.

BROOKS AUTOMATION - 2016 Proxy Statement    12

Back to Contents

The chairman is responsible for collaborating with the chief executive officer in setting Board agendas. The Company’s Governance Policy also provides that “The independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation.” It has been the consistent practice of the chairman to conduct such meetings of independent directors at each in-person meeting of the Board of Directors.

In addition, under the Governance Policy, the chairman (with the assistance of the Company Secretary) shall “(1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.”

Brooks’ separation of the roles of chief executive officer and chairman of the Board of Directors continues to offer benefits including the following:

•	the independent oversight of the Company is enhanced;
•	the objectivity of the Board’s evaluation of the chief executive officer is increased;
•	having a non-executive chairman provides an independent spokesman for the Company;
•	the chief executive officer has the benefit of a fully independent and experienced board; and
•	the Board can provide a fully independent and objective assessment of risk.

BROOKS AUTOMATION - 2016 Proxy Statement    13

Back to Contents

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 30, 2015 with respect to the beneficial ownership of Common Stock by each current director and each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers-Summary Compensation Table”, who we refer to as the “named executive officers”, all current executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of the Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named individuals.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
Named Executive Officers and Current Directors:
Stephen S. Schwartz	384,868	*
Mark D. Morelli	160,296	*
Lindon G. Robertson	68,922	*
Maurice H. Tenney III	37,912	*
David C. Gray	37,869	*
A. Clinton Allen(2)	71,392	*
Joseph R. Martin	61,249	*
Robyn C. Davis(3)	19,755	*
John K. McGillicuddy(4)	67,166	*
Krishna G. Palepu	74,803	*
Kirk P. Pond(5)	73,942	*
Alfred Woollacott, III	78,618	*
Mark S. Wrighton	86,282	*
Ellen M. Zane	29,310	*
All directors and current executive officers as a group (17 persons)(2) (3) (4) (5) (6)	1,471,562	2.15%
Five Percent Owners:
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(7)	5,776,836	8.4%
Barrow, Hanley, Mewhinney & Strauss, LLC, 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201-2761(8)	5,609,528	8.2%
Dimensional Fund Advisors LP, Palisades West, Building One 6300 Bee Cave Road, Austin, Texas 78746(9)	5,555,698	8.1%
Royce & Associates, LLC, 745 Fifth Avenue, New York, NY 10151(10)	4,717,860	6.9%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355(11)	4,414,086	6.4%

*	Less than one percent.
(1)	To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of November 30, 2015.
(2)	Includes 8,700 shares held by a relative of Mr. Allen, over which he has no voting rights, as well as 7,419 shares issued as restricted stock units that have been deferred until separation from his service as a Brooks director.
(3)	Includes 8,648 shares issued to Ms. Davis issued as restricted stock units that have been deferred until separation from her service as a Brooks director.
(4)	Includes 57,666 shares issued to Mr. McGillicuddy issued as restricted stock units that have been deferred until separation from his service as a Brooks director.
(5)	Includes 24,797 shares issued to Mr. Pond issued issued as restricted stock units that have been deferred until separation from his service as a Brooks director.
(6)	Includes 219,178 shares held in the aggregate by executive officers other than the Named Executive Officers.
(7)	Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on January 22, 2015, as of December 31, 2014, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 5,608,368 shares and sole dispositive power over 5,776,836 shares.
(8)	Based upon the most recent Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC with the SEC on February 9, 2015, as of December 31, 2014, Barrow, Hanley, Mewhinney & Strauss, LLC had sole voting power over 2,853,313 shares, shared voting power over 2,756,215 shares and sole dispositive power over 5,609,528 shares.
(9)	Based upon the most recent amendment to Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 5, 2015, as of December 31, 2014, Dimensional Fund Advisors LP had sole voting power over 5,322,900 shares and sole dispositive power over 5,555,698 shares.
(10)	Based upon the most recent amendment to Schedule 13G filed by Royce & Associates, LLC with the SEC on January 6, 2015, as of December 31, 2014, Royce & Associates, LLC had sole voting power over 4,717,860 shares and sole dispositive power over 4,717,860 shares.
(11)	Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2015, as of December 31, 2014, the Vanguard Group, Inc. and certain of its subsidiaries had sole voting power over 83,748 shares, sole dispositive power over 4,333,738 shares, and shared dispositive power over 80,348 shares.

BROOKS AUTOMATION - 2016 Proxy Statement    14

Back to Contents
PROPOSAL NO. 1	ELECTION OF DIRECTORS

At the 2016 Annual Meeting, ten directors are to be elected to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election at the 2016 Annual Meeting are listed on the following pages with brief biographies. They are all currently Brooks directors.

Director Qualifications

In its Governance Policy and in the charter of the Nominating and Governance Committee, the Board has set out both broadly and in specific terms the qualifications sought when considering non-employee director candidates. At the highest level, as set out in the Board’s Governance Policy, these include a high degree of business experience, the consistent exercise of the highest ethical standards, and a continuing commitment to the best practices of corporate governance. The Board and the Nominating and Governance Committee also assess a candidate’s independence as defined under SEC and Nasdaq rules. The emphasis throughout the process of identifying, nominating and evaluating candidates for the Board and members of the Board following their election is to produce a group of directors that function effectively as a leadership team. It is considered important not only to bring together directors with a variety of skills in diverse areas, but also to ensure that those directors function well together. Within this framework, the charter of the Nominating and Governance Committee includes specific criteria as essential in helping to ensure that the Board possesses the strength that is derived from having a variety of appropriate skills and experience. Those criteria are: proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization; financial expertise; experience in technology, manufacturing or marketing; international background; diversity; expertise resulting from significant academic or research activities; and experience on one or more boards of significant public, private or non-profit organizations. It is the practice of the Nominating and Governance Committee and the Board in nominating and evaluating candidates for the Board to take into account the overall experience represented on the Board, all as part of the process of endeavoring to ensure that the Board functions at all times as an effective team. The Nominating and Governance Committee and the full Board review their effectiveness in balancing these considerations when assessing the composition of the Board.

While the Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a variety of skills, experience and unique individual backgrounds represented among its members. The Brooks Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases they have occupied chief executive officer and other leadership roles in internationally focused companies or institutions in the markets that Brooks serves or related markets. Other directors have experience as professors and leaders at internationally recognized academic institutions or as accounting professionals operating at the highest level of the independent accounting profession, each of whom brings unique perspectives to the Board.

BROOKS AUTOMATION - 2016 Proxy Statement    15

Back to Contents

DIRECTOR NOMINEES

Following is certain information with respect to the 10 nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Brooks.

Our Board of Directors Recommends a Vote FOR Each Nominee for Director

A. Clinton Allen

Age 71

Director Since October 2003

Nominee Information

Mr. Allen is chairman and chief executive officer of A.C. Allen & Company, an investment banking consulting firm, and principal of the American College of Corporate Directors, an organization that provides educational and other services to public company directors, chief executive officers and corporate counsel. From 1989 to 2002, Mr. Allen served as vice chairman of the board of Psychemedics Corporation, a biotechnology company with a proprietary drug testing product, and as chairman of the board of Psychemedics from 2002 to 2003. Mr. Allen rejoined the board of Psychemedics in 2015. Mr. Allen is currently the non-executive chairman and a director of Collectors Universe, Inc., a third-party authentication and grading service for high-value collectibles. He also serves as lead director of LKQ Corporation, a supplier of recycled OEM automotive parts. Mr. Allen holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. Allen should continue to serve as a director of the Company because of his broad-based investment banking and financial market expertise, which enables him to provide the Company and the Board with valuable insights in both merger and acquisition analysis and in the approach to capital markets generally, as well as his leadership experience serving as chairman and director for diverse publicly traded companies.

Robyn C. Davis

Age 54

Director Since June 2013

Nominee Information

Ms. Davis has been managing director of AngelHealthcare Investors, LLC, an early-stage private equity investment group focused on medical devices, life sciences and specialty pharmaceutical companies, since 2000. Prior to AngelHealthcare, Ms. Davis was a director of the merchant banking services practices for Barents Group, LLC, and a strategy consultant at Bain & Company. Ms. Davis currently serves as a director of SC Repco, Inc., a privately-held company that represents the interests of the former shareholders of Smart Cells, Inc., which was acquired by Merck & Co. in 2010.

Qualifications

The Board of Directors has concluded that Ms. Davis should continue to serve as a director of the Company because of her extensive business experience, particularly with early stage life sciences companies, and her banking and finance expertise.

BROOKS AUTOMATION - 2016 Proxy Statement    16

Back to Contents

Joseph R. Martin

Age 68

Director Since June 2001

Nominee Information

Mr. Martin has been chairman of the Board since May 2006. Mr. Martin served as executive vice president and chief financial officer, and later senior executive vice president, and then as member of Office of the Chairman of Fairchild Semiconductor International, Inc., a supplier of power semiconductors, from June 1996 to May 2004. He served as the vice chairman of Fairchild’s board of directors from 2003 until his retirement in June 2005. Mr. Martin is a member of the board of directors of Soitec, Inc., a semiconductor wafer processing company, and Collectors Universe, Inc., a third-party authentication and grading service for high-value collectibles. Mr. Martin also serves as a trustee of Embry-Riddle Aeronautical University. Mr. Martin previously served as a director of SynQor, Incorporated, a manufacturer of power converters, until March 2014. Mr. Martin holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. Martin should continue to serve as a director of the Company because of his extensive industry and finance experience over more than 30 years in the semiconductor industry as chief financial officer and vice chairman of the board of directors of a multinational public semiconductor company, combined with the leadership that he has provided as Brooks’ chairman since 2006. The Board of Directors regards Mr. Martin’s experience as invaluable to the operation of the Board and the financial success of the company.

John K. McGillicuddy

Age 72

Director Since October 2003

Nominee Information

Mr. McGillicuddy was a partner with the international accounting firm of KPMG LLP, a public accounting firm, from 1975 until his retirement in June 2000. Mr. McGillicuddy is also a member and past chairman of the board of directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products, as well as a member of the board of directors of Cabot Corporation, a chemical manufacturer. Mr. McGillicuddy holds a Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. McGillicuddy should continue to serve as a director of the Company because of the depth of his financial background, including his previous experience as partner of a large, international public accounting firm, as well as his leadership and international experience as chairman of a public company with international operations.

BROOKS AUTOMATION - 2016 Proxy Statement    17

Back to Contents

Krishna G. Palepu

Age 61

Director Since November 2005

Nominee Information

Professor Palepu is the Ross Graham Walker Professor of Business Administration and senior advisor to the president of Harvard University on global strategy. Among his other responsibilities at Harvard Business School, Professor Palepu teaches in several different corporate governance educational programs. Prior to assuming his current administrative position, Professor Palepu held other positions at Harvard Business School, including Senior Associate Dean for International Development and Senior Associate Dean for Research. Professor Palepu was formerly a member of the board of directors of Dr. Reddy’s Laboratories Ltd., an Indian global pharmaceuticals company, from 2002 until 2009, PolyMedica Corp, a Massachusetts provider of diabetes testing supplies and products, from June 2006 until it was sold in August 2007, and Partners Harvard Medical International, a non-profit subsidiary of Partners HealthCare System devoted to promoting collaboration among international health care leaders, from 2008 to 2012. Professor Palepu stepped down as a director of Partners Harvard Medical International in 2012 due to an overseas sabbatical and rejoined the board upon his return in October 2013. The organization is now called Partners Healthcare International. Professor Palepu also serves as a trustee of The Winsor School. Professor Palepu was also formerly a member of the board of directors of BTM Corporation, a privately-owned management solutions provider focused on converging business with technology, and Satyam Computer Services Limited (“Satyam”), an Indian company whose shares were publicly traded in India and on the New York Stock Exchange. In December 2008, Professor Palepu resigned from the board of Satyam. Following his resignation, Satyam has been the subject of significant litigation, a portion of which has included Professor Palepu as a named defendant. For a full discussion of the Satyam litigation as it relates to Professor Palepu, please see the section titled “Pending Legal Matters” below. Professor Palepu holds a Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has evaluated the matters pertaining to the Satyam litigation as it relates to Professor Palepu, including a re-evaluation after the December 2014 court decision, and concluded that Professor Palepu should continue to serve as a director of the Company because of the depth of the strategic, marketing, financial and technology insights that he provides arising out of his service as a professor at an internationally esteemed business school and his expertise in corporate governance, as well as the global and culturally diverse perspective afforded by his international background.

Kirk P. Pond

Age 71

Director Since November 2007

Nominee Information

Mr. Pond was the president and chief executive officer of Fairchild Semiconductor International, Inc., from June 1996 until May 2005. He served as the chairman of Fairchild’s board of directors from 1997 until June 2006. Prior to Fairchild Semiconductor’s separation from National Semiconductor, Mr. Pond held several executive positions with National Semiconductor, including executive vice president, chief operating officer and in the office of the president. Prior to that, Mr. Pond was executive vice president of Timex, Inc. and vice president of Texas Instruments, Inc. Mr. Pond served as a member of the board of directors of the Federal Reserve Bank of Boston from January 2004 until January 2007 and since 2005 has been a director of WEX Corporation. Mr. Pond also has been a director of Sensata Technologies Holding (NV) since March 2011 and has served on the advisory board of the University of Arkansas Engineering School since 1987.

Qualifications

The Board of Directors has concluded that Mr. Pond should continue to serve as a director of the Company in order to receive the continuing advantage both of his leadership experience as chief executive officer of a successful public company in the semiconductor industry and his generally broad background in technology, semiconductor manufacturing, global marketing and finance in both the public and private sectors.

BROOKS AUTOMATION - 2016 Proxy Statement    18

Back to Contents

Stephen S. Schwartz

Age 56

Director Since August 2010

Nominee Information

Dr. Schwartz joined Brooks in April 2010 as president and continued to serve as such until August 2013. On October 1, 2010, he became chief executive officer and continues to serve in that role. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as chief executive officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as senior vice president, Product Groups and Operations and was elected chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States bankruptcy act on April 24, 2009, and Asyst’s assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Material’s service business and president of Consilium, Inc., an Applied Materials software subsidiary.

Qualifications

The Board of Directors has concluded that Dr. Schwartz should continue to serve as a director of the Company because of the depth of industry, marketing and management experience that he brings as former chief executive officer of a company in the automation manufacturing space, as well as the fact that he is the Company’s chief executive officer, thereby bringing to the Board his insight and experience with the daily business of the Company and its customers, employees and other stakeholders.

Alfred Woollacott, III

Age 69

Director Since October 2005

Nominee Information

Mr. Woollacott became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. Mr. Woollacott is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. He is currently a board member of the William H. Hart Realty Company, Inc. and the Hart Haven Community Association. Mr. Woollacott also served, until 2010, as a director of Greencore U.S. Holdings, a wholly-owned subsidiary of Greencore Group PLC, an Irish corporation listed on the Irish Stock Exchange, which is an international manufacturer of convenience foods and ingredients. Mr. Woollacott holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Mr. Woollacott should continue to serve as a director of the Company because of his financial background and expertise gained through his career as partner of a large, international public accounting firm, as well as his experience on the board of an international company.

Mark. S. Wrighton

Age 66

Director Since October 2005

Nominee Information

Dr. Wrighton became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. Dr. Wrighton has been chancellor of Washington University in St. Louis since July 1995. Dr. Wrighton also serves as a director of Cabot Corporation, a chemical manufacturer, and of Corning Incorporated, a manufacturer of specialty glass and ceramics. Dr. Wrighton also serves as a director of Akermin, Inc., a privately held clean technology development company. He previously served as a director of A.G. Edwards, Inc., a financial services company, until 2007.

Qualifications

The Board of Directors has concluded that Dr. Wrighton should continue to serve as a director of the Company because of his leadership and financial experience gained as the lead executive of an esteemed, large university, as well as his extensive experience as a member of the board for large, technically focused public companies in the manufacturing and financial sectors and his technology experience as a scientist.

BROOKS AUTOMATION - 2016 Proxy Statement    19

Back to Contents

Ellen M. Zane

Age 64

Director Since May 2012

Nominee Information

Ms. Zane is serving as CEO Emeritus and vice chair of the board of trustees at Tufts Medical Center & Floating Hospital for Children, and from 2004 to 2011, she served as its president and chief executive officer. From May 1994 to January 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as chief executive officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane is also currently a member of the board of directors at Parexel International Corporation, a publicly traded global bio-pharmaceutical services company, Haemonetics Corporation, a publicly traded global blood management solutions company, Press Ganey, a publicly traded preeminent provider of patient experience measurement and data in acute hospital settings and ambulatory settings, Century Capital Management, LLC, a private mutual fund company, Fiduciary Trust Company, a privately owned wealth management company and AgNovos Healthcare, LLC a privately held medical device company, focused on bone health. Ms. Zane previously served as a director of Lincare Holdings Inc. until it was acquired in August 2012. Ms. Zane holds a Professional Director Certification from the American College of Corporate Directors.

Qualifications

The Board of Directors has concluded that Ms. Zane should continue to serve as a director of the Company because of her executive experience in the health care industry, including as the chief executive officer of a large medical center, in addition to her substantial experience as a director at other public companies.

Pending Legal Matters

In January 2009, the chairman of Satyam disclosed a series of fraudulent transactions that resulted in an overstatement of Satyam’s assets and revenue. As a result of subsequent investigations by the Special Fraud Investigation Office (“SFIO”), an investigative agency of the Indian government, various proceedings were brought in India in 2009 against Satyam involving allegations of fraud, substantial overstatements of revenues, profits and assets, as well as violations of sections of India’s criminal and corporate statutes. SFIO produced a report relating to these matters alleging a series of violations of the Companies Act, 1956, of India (the “Companies Act”) by the former directors of Satyam. In December 2009, SFIO filed complaints with respect to two of these allegations naming Professor Palepu and other Satyam directors. These complaints relate to Satyam’s alleged failure to properly identify highly paid employees in reports required by the Companies Act and failure to obtain prior approval from the government of India for consulting fees paid to Professor Palepu. In December 2014, the court in India hearing the complaints filed by SFIO issued its decision finding that Satyam violated the applicable provisions of the Companies Act and ordered each Satyam director, including Professor Palepu, to pay a fine of 20,000 Rupees (approximately $325) for the failure of Satyam to file reports identifying highly paid employees. In addition, the court found that Satyam violated the Companies Act by failing to obtain governmental approval of the consulting fees paid to Professor Palepu and ordered Professor Palepu to pay a fine of 500,000 Rupees (approximately $8,000) and return the consulting fees previously paid to him in the amount of 26,600,000 Rupees (approximately $428,000). Professor Palepu has informed our Board of Directors that he intends to appeal the decision with respect to both allegations, and that he believes the allegations lack merit and that he intends to continue to assert his defenses vigorously.

Professor Palepu has also been named as a respondent to a petition filed in a civil in January 2009 court by Mahindra Satyam, successor to Satyam, arising out of the same facts and seeking 2.67 billion Rupees (approximately $42.72 million) in damages. This action is still pending.

Professor Palepu was also a named defendant in a putative class action lawsuit filed in the United States District of New York in which the plaintiffs alleged violations of United States securities laws including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. That class action lawsuit was dismissed as to all claims against Professor Palepu in January 2013.

BROOKS AUTOMATION - 2016 Proxy Statement    20

Back to Contents

COMPENSATION OF DIRECTORS

The following table sets forth the total compensation paid or accrued during the fiscal year ended September 30, 2015 to each of our non-employee directors.

Director Compensation Table

Fiscal Year 2015

	Fees Earned or	Stock
Name	Paid in case	Awards(1)		Total
Joseph R. Martin	$130,000	$120,010		$250,010
A. Clinton Allen	$100,000	$80,010		$180,010
Krishna G. Palepu	$105,000	$80,010		$185,010
Alfred Woollacott, III	$90,000	$80,010		$170,010
Mark S. Wrighton	$90,000	$80,010		$170,010
Ellen M. Zane	$95,000	$80,010		$175,010
John K. McGillicuddy	$115,000	$80,010	(2)	$195,010
Kirk P. Pond	$95,000	$80,010	(3)	$175,010
Robyn C. Davis	$90,000	$80,010		$170,010

Dr. Schwartz is not included here, having only received compensation as an employee during fiscal 2015. His compensation is discussed below under Executive Officers -Summary Compensation Table.

(1)	The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (previously FAS 123R).

(2)	Mr. McGillicuddy has chosen to defer his 2015 stock award.

(3)	Mr. Pond has chosen to defer his 2015 stock award.

Compensation Policy

The following cash compensation is paid to our non-employee directors (pro-rated for the portion of any year in which the director provides service):

•	$80,000 annual Board retainer to each non-employee director;

•	$5,000 annual Committee retainer to each non-employee director for each Committee that such director serves on;

•	an additional $40,000 annual retainer to the non-executive chairman of the board;

•	an additional $10,000 annual retainer to each of the chairman of the Human Resources and Compensation Committee, the Chairman of the Nominating and Governance Committee, and the Chairman of the Finance Committee;

•	an additional $20,000 annual retainer to the chairman of the Audit Committee; and

•	an annual award of unrestricted shares of Brooks Common Stock having a market value of $80,000 ($120,000 for the non-executive chairman of the board) based on the closing price on the date of grant.

In addition, on the date of appointment each newly elected non-employee director will receive an award of unrestricted shares of Brooks Common Stock having a market value of $80,000 based on the closing price on the date of grant, prorated for the number of days out of 365 that have elapsed since the most recent annual equity award to non-employee directors.

The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director to own over time shares of our Common Stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our Common Stock. The Nominating and Governance Committee intends to monitor the policy over the coming years. As of September 30, 2015, each of the non-employee directors has exceeded the target ownership amount, except for Ms. Davis, who joined the Board in June 2013. The Board may at any time revoke or modify the policy. The amount of any further such grants will be subject to the review and approval of the Nominating and Governance Committee based on the Committee’s analysis, with the assistance of independent consultants, if desired, of the appropriateness of the nature and amount of any such grants, based upon such factors as a comparison of director compensation at peer companies and a review of prevailing market practices and conditions.

BROOKS AUTOMATION - 2016 Proxy Statement    21

Back to Contents

The Nominating and Governance Committee and the full Board will continue to monitor and assess Board compensation in general in light of business and market conditions and such other factors as they deem appropriate.

Deferred Compensation Plan

Non-employee directors may elect to defer receipt of their stock in exchange for a credit, in restricted stock units, to a deferred RSU account. Non-employee directors may also elect to defer all or a portion of their cash compensation pursuant to the Company’s Deferred Compensation Plan. No directors deferred cash compensation in 2015. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of the shares. Directors who make a deferral election will have no rights as stockholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director’s deferred RSU account will be converted into additional RSUs based on the closing price of the Company’s stock on each dividend record date. Payment of RSUs credited to the deferred RSU account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service. The table below sets forth the total number of deferred stock awards held by each non-employee director as of September 30, 2015.

Number of Deferred
Name	Restricted Stock Units
A. Clinton Allen	7,419
Robyn C. Davis	8,648
John K. McGillicuddy	57,666
Kirk P. Pond	24,797

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.

The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless the director is adjudged not to have acted in good faith and in a manner the director reasonably believed to be in the best interests of Brooks.

BROOKS AUTOMATION - 2016 Proxy Statement    22

Back to Contents

EXECUTIVE OFFICERS

Biographical Information

The names of our executive officers and certain biographical information furnished by them as of December 11, 2015 are set forth below. Each executive officer serves until his resignation or termination.

Name	Age	Position with the Company
Stephen S. Schwartz	56	Chief Executive Officer
Mark D. Morelli	51	President and Chief Operating Officer
Lindon G. Robertson	54	Executive Vice President and Chief Financial Officer
Maurice H. Tenney III	52	President, Brooks Life Science Systems
David C. Gray	50	Senior Vice President, Chief Strategy and New Business Officer
William T. Montone	63	Senior Vice President, Human Resources
Jason W. Joseph	45	Vice President, General Counsel and Secretary
David F. Pietrantoni	43	Vice President, Finance and Corporate Controller and Principal Accounting Officer

Dr. Stephen S. Schwartz joined Brooks in April 2010 as President and continued to serve as such until August 2013. As of October 1, 2010, Dr. Schwartz also became Brooks’ Chief Executive Officer, and continues to serve as such. Dr. Schwartz was elected to the Brooks Board of Directors in August 2010. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as Chief Executive Officer of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and was elected Chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Act on April 24, 2009, and Asyst’s assets have since been liquidated. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as General Manager for Applied Material’s service business and President of Consilium, Inc., an Applied Materials software subsidiary.

Mr. Mark D. Morelli was appointed President and Chief Operating Officer in August 2013, before which he served as Executive Vice President and Chief Operating Officer since joining Brooks in January 2012. From September 2007 to May 2011, Mr. Morelli was President and Chief Executive Officer of Energy Conversion Devices, a leader in thin-film flexible photovoltaic laminates and, prior to that, Mr. Morelli was a senior executive at United Technologies Corporation, most recently as the President of UTC’s Carrier Commercial Refrigeration Division. In February 2012, Energy Conversion Devices filed for bankruptcy in the U.S. Bankruptcy Court, Eastern District of Michigan.

Mr. Lindon G. Robertson joined Brooks in October 2013 as Executive Vice President and Chief Financial Officer. Prior to joining Brooks, from July 2011 to September 2013, Mr. Robertson served as the Vice President and Chief Financial Officer of Graftech International Ltd., a publicly traded manufacturer of carbon and graphite products for industrial applications. Prior to that, he spent 27 years at IBM Corporation in various senior financial management positions, including Chief Financial Officer of IBM’s global hardware business and Chief Financial Officer of IBM’s Japan and China operations.

Mr. Maurice H. Tenney III was appointed President, Brooks Life Science Systems in November 2014. Prior to joining Brooks, Mr. Tenney spent 13 years with PerkinElmer, Inc. in various leadership roles, most recently as Senior Vice President of customer operations. Mr. Tenney’s career includes progressive leadership assignments with GE, Lockheed Martin, AlliedSignal and Honeywell.

Dr. David C. Gray was appointed Senior Vice President, Chief Strategy and New Business Officer in June 2014. From October 2013 to June 2014, Dr. Gray provided consulting services to the Company. Prior to that, from January 2009 to January 2013, Dr. Gray was employed by GT Advanced Technology in various senior leadership roles, most recently as Chief Strategy and New Business Officer.

Mr. William T. Montone was appointed Senior Vice President, Human Resources in October 2005 when Brooks acquired Helix Technology Corporation, where he served as Vice President of Human Resources since 1998. Prior to joining Brooks, Mr. Montone held senior human resources roles at A.T. Cross, an international manufacturer of fine writing instruments, and Rogers Corporation, a materials technology company, for 13 and eight years, respectively.

Mr. Jason W. Joseph joined Brooks in March 2011 as Vice President, General Counsel and Secretary. Prior to joining Brooks, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica Corporation, a publicly traded marketing automation software company, from June 2007 through November 2010, and as General Counsel and Secretary of MapInfo Corporation, a publicly traded location intelligence software company, from December 2003 through April 2007. Mr. Joseph also previously practiced law at Wilmer, Cutler, Pickering, Hale and Dorr LLP (formerly Hale and Dorr LLP) from 2000 through 2003.

Mr. David F. Pietrantoni was appointed Principal Accounting Officer and Corporate Controller in June 2013. Since joining Brooks in 2006, he has held various financial leadership positions, including Vice President, Finance and Division Chief Financial Officer. Prior to joining Brooks, Mr. Pietrantoni spent six years in various financial leadership roles at SPX Corporation and Standex International Corporation.

BROOKS AUTOMATION - 2016 Proxy Statement    23

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is built on a foundation of pay for performance and we continually evolve our compensation program to further enhance the alignment of pay and performance. In Fiscal 2015 and Fiscal 2016 we modified certain elements of our compensation program in response to concerns identified by our shareholders. In this CD&A, we have described the material elements of compensation for the following Named Executive Officers:

Name	Role
Stephen S. Schwartz	Chief Executive Officer
Mark D. Morelli	President and Chief Operating Officer
Lindon G. Robertson	Executive Vice President and Chief Financial Officer
Maurice H. Tenney III	President, Brooks Life Science Systems
David C. Gray	Senior Vice President, Chief Strategy and New Business Officer

Advisory Vote on Executive Compensation and Shareholder Engagement

At our 2015 Annual Meeting of Stockholders our named executive officer’s compensation was approved, on an advisory basis, by 65.3% of the votes cast. Our Human Resources and Compensation Committee and management were dissatisfied by this level of shareholder approval. The views of our shareholders as to our compensation program are of paramount importance to the Board of Directors. As a result, we undertook a multi-pronged approach to address identified concerns and improve the effectiveness of our executive compensation program. This included a comprehensive review of our pay practices, increased utilization of our compensation consultants and engagement with a leading provider of proxy disclosure advisory services.

In Fiscal 2015, we engaged directly with many of our largest shareholders to better understand their views of our pay programs

Most importantly, as part of a continuous effort to better understand our shareholders’ perspectives, we initiated a shareholder outreach effort led by our Chairman of the Board and our Chairman of the Human Resources and Compensation Committee. We spoke directly with many of our largest shareholders regarding our executive compensation program, who in aggregate owned approximately 40% of our outstanding shares.

While our shareholders commented positively on many aspects of our pay program and believed, on balance, that our executive compensation program is aligned with our strategy and performance, they also identified areas for improvement. Some of the identified issues had been addressed preemptively in our executive compensation program for Fiscal 2015 while the other elements will be addressed in Fiscal 2016. Below we highlight key feedback items and the actions we took and are taking in response to our shareholder outreach:

Area of Focus	Shareholder Feedback	Our Actions Taken in Response
Better Clarity in Disclosure	Concern that our executive compensation disclosure did not clearly articulate the Company’s pay program and underlying rationale	We have enhanced the CD&A section of our proxy statement to better describe our pay program and we have expanded the discussion of the rationale for actions taken in Fiscal 2015 and 2016
Setting Performance Goals	Concern that target performance goals for Fiscal 2014 were lower than Fiscal 2013 goals	Our Fiscal 2015 Performance-based Variable Compensation Plan (PBVC) and Long Term Incentive Plan (LTIP) performance targets reflect significant increases over both Fiscal 2014 performance targets and actual outcomes
Performance Measurement Period	Desire to see long-term incentives with multi-year goals and measurement	Our Fiscal 2015 LTIP has a mix of one- and three-year financial performance metrics. Our Fiscal 2016 LTIP is entirely based on three-year financial performance objectives
CEO Stock Ownership Guideline	Perception that the stock ownership guideline for our CEO should be higher	We increased our CEO stock ownership requirement to 5 times base salary (from 3 times base salary) commencing in Fiscal 2016

We intend to maintain an ongoing dialogue with our shareholders to ensure our pay program continues to reflect their views. We encourage our shareholders to provide us with feedback on our executive compensation program and governance and to facilitate that process we established a link to provide feedback on the investor section at our website. Please visit http://www.brooks.com/company/investors/shareholder-feedback.

BROOKS AUTOMATION - 2016 Proxy Statement    24

Back to Contents

Fiscal 2015 Company Performance and Financial Highlights

Fiscal 2015 was a strong year of financial performance as we continued to deliver results from the investments we have made in critical growth segments.

•	Fiscal 2015 revenue increased 15% over Fiscal 2014 revenue with very strong performance and market share gains for Brooks Product Solutions (BPS) in the semiconductor market and 8% growth in our Life Sciences systems revenue; this follows a 46% increase in Life Sciences revenue from the prior year.

•	Cumulative Total Shareholder Return for the 3-year fiscal period ended September 30, 2015 was 17.2%.

We continued to execute on our long-term strategic and operational plan and achieved several important strategic objectives during Fiscal 2015 including:

•	Semiconductor market share for BPS increased across a broad base that drove profitability and delivered revenue growth at a rate of 25% above the market growth rate. This included gains in advanced packaging; record levels of vacuum robot shipments driven by share gains in deposition and etch at major OEMs; vacuum system share gains in Korea and China; cryogenics vacuum products growth on the strength of semi front-end; and new applications outside of semi for our large refrigerator products.

•	Significant and profitable growth in our Contamination Control Solutions business coupled with an acquisition to expand the product portfolio.

•	Continued growth in Life Sciences systems revenue (8%) and the successful launch of our Cryo sample storage products and the acquisition of FluidX, which was accretive to earnings in the fiscal year.

•	Improved operating expense and selling, general and administrative (SG&A) expense performance as part of our focused initiative to improve business processes.

While we were pleased with our strong financial performance and many of our strategic accomplishments in Fiscal 2015, we are committed to sustaining our growth and momentum by accelerating our gross margin improvement and increasing our Life Sciences revenue, which both fell short of the aggressive growth targets we established as part of our Long-Term Incentive Plan (see page 26). Even though we did not achieve our targets in these two important areas, we plan to set aggressive targets for these critical measures again in Fiscal 2016.

BROOKS AUTOMATION - 2016 Proxy Statement    25

Back to Contents

Fiscal 2015 Compensation Highlights

Compensation opportunities under our executive compensation program are tied directly to clearly defined and challenging yet achievable financial goals for both our annual cash (PBVC) and long term equity incentive (LTIP) plans.

Annual PBVC Cash Incentive Plan – Fiscal 2015 Results

Our Fiscal 2015 annual PBVC cash incentive plan was based on Revenue and Operating Income performance, each weighted at 40% of target payout. An additional 20% of the target payout was based on the achievement of strategic Individual Objectives. As shown below, in Fiscal 2015, we achieved 105% of our Revenue target and 60% of our Operating Income target.

Long Term Incentive Plan (LTIP) Fiscal Year 2015 Results

Our Fiscal 2015 LTIP included both one-year and three-year performance goals. Fiscal 2015 Life Sciences Revenue and Corporate Gross Margin targets are each weighted 30%, while Fiscal 2015-2017 Cumulative Free Cash Flow and Average ROIC targets are weighted 30% and 10%, respectively. As shown below, we did not achieve the very aggressive one year goals for our Life Science Systems Revenue (target goal reflected a 37% increase over Fiscal 2014) and Corporate Gross Margin goal (target goal represented a 200 basis point increase over the target goal set for Fiscal 2014) and as a result will not earn any portion of the 2015 LTIP award related to Fiscal 2015 measures. The Free Cash Flow and Average ROIC goals will be measured at the end of fiscal year 2017 to determine whether any portion of this Restricted Stock Unit award will be earned and vested.

BROOKS AUTOMATION - 2016 Proxy Statement    26

Back to Contents

Executive Compensation Program Framework

Philosophy and Objectives

Our executive compensation program is intended to reward our senior leadership team for achieving performance that is directly tied to our annual operating and longer term strategic plans which are designed to create value for our shareholders. We believe that our plan structure including some of the more recent changes, clearly align our reward outcomes with the interests of our shareholders. Recent dialogue with our shareholders reinforces this position.

We have identified strategic business imperatives and designed our compensation programs in a manner that we believe provides appropriate incentives for management to work toward our mutually beneficial goals.

Strategic Imperatives
Drive performance
•	Extend our leadership position in our semiconductor focused business
•	Apply our core technologies to automated sample management in the life sciences market
Deliver profitable growth
•	Drive margin expansion in our two core businesses
•	Achieve rapid growth of life sciences revenue

Our executive compensation program provides competitive compensation in line with the practices of leading semiconductor capital equipment, life sciences and high technology companies with whom we compete for business and talent. Our total rewards strategy is intended to provide:

•	a balance between fixed and variable pay that emphasizes performance and results;

•	performance-based awards that are tied to aggressive but achievable company, business unit and individual results; and

•	recognition that in our highly cyclical and volatile industries, the ability to perform throughout the cycles is critical to our long-term success.

We do not define specific percentages of fixed, variable, and long-term compensation for our executives. Given the cyclical nature of the semiconductor industry and the variable order pattern of our life sciences equipment units, we designed our executive pay program to provide base compensation that is competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Our pay for performance design emphasizes at risk, variable compensation that is paid for the achievement of strategic accomplishments that are directly tied to increasing shareholder value.

Strong Governance and Pay Practices

We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our shareholders long-term interests. The following are some of the highlights of our program design and pay practices:

What We Do	What We Don’t Do
Maintain robust stock ownership guidelines	No above-median pay benchmarking
Maintain robust clawback provisions	No gross-up provisions
Provide for double-trigger change-in-control benefits	No pension plans or other postemployment benefit plans
Consult with an independent compensation consultant	No executive perquisites
Conduct an annual risk assessment	No severance multipliers in excess of 3 times pay
Conduct an annual review of pay levels	No dividend payment on RSUs until they vest
Conduct an annual evaluation of performance goal rigor
Maintain a policy prohibiting executive hedging of stock
Solicit shareholder input and incorporate their feedback

BROOKS AUTOMATION - 2016 Proxy Statement    27

Back to Contents

Key Components of Compensation

Our executive compensation program consists of the following three components: base pay, annual cash incentive under our performance-based variable compensation (PBVC) plan and annual equity awards under our long-term incentive plan (LTIP).

Element	Objectives
Base Salary	•	Provides regular source of income at market-competitive levels
PBVC Plan	•	Motivates executive team to achieve key annual financial goals and objectives
	•	Provides upside earnings potential for achievement of stretch goals as well as at-risk compensation that is not earned if minimum threshold goals are not achieved
LTIP Plan	•	Motivates executive team to execute against longer-term financial and strategic objectives
	•	Performance-based RSUs provide a direct link between actual pay realized and performance outcomes; payout is contingent upon achieving minimum performance thresholds, and provides upside potential for stretch performance
	•	Time-based RSUs also provide retention incentive

In allocating total direct compensation among the three components, we seek to provide competitive levels of fixed compensation (base pay and time-based RSUs) and, through annual and long-term incentives, provide for variable compensation where aggressive but achievable performance objectives can result in additional pay. For Fiscal 2015, our CEO’s and named executive officers’ target pay mix emphasized variable at-risk pay opportunities as illustrated below:

BROOKS AUTOMATION - 2016 Proxy Statement    28

Back to Contents

Determining Executive Compensation

The Human Resources and Compensation (“HRC”) Committee is responsible for developing and administering the compensation program for executives as illustrated in the chart below. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of at least three members, all of whom are independent directors. Following five years as chair of the HRC Committee, Mr. Kirk Pond transitioned to a member of the committee with Ms. Ellen Zane being appointed chair at the February 2015 board meeting. Joining Ms. Zane and Mr. Pond for Fiscal 2015, are continuing members Mr. Alfred Woollacott III, and Ms. Robyn C. Davis.

Each year our chief executive officer, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers with the exception of his own, which is determined solely by the HRC Committee. The HRC Committee also holds executive sessions that are not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on each element of the chief executive officer’s compensation, as well as other significant aspects of the Company’s executive pay programs, for final approval by our full board. The recommendations typically include the following:

•	Executive compensation program development
•	PBVC and LTIP design, performance metrics and goals
•	Executive base salary adjustments
•	Incentive plan achievement awards and payouts
•	Pay programs and policies that impact the executive team such as security arrangements, stock ownership requirements and other pay governance items

Use of Consultants

The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The HRC Committee continued its engagement with its independent compensation consultant Pearl Meyer & Partners (“PM&P”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the elements of the Company’s executive compensation program. PM&P performs services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. As described below, PM&P assists the HRC Committee in evaluating the competitiveness and appropriateness of executive compensation levels and practices

BROOKS AUTOMATION - 2016 Proxy Statement    29

Back to Contents

each year. The HRC Committee has assessed the independence of PM&P pursuant to SEC rules and the corporate governance rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that prevents PM&P from independently representing the HRC Committee. Services provided by PM&P in Fiscal 2015 included:

•	a review of the appropriateness of our peer group for executive compensation comparison purposes

•	a competitive assessment of Brooks as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation

•	an evaluation of the rigor in achieving and the relevance to increasing shareholder value of the incentive metrics and goals adopted in the short- and long-term incentive pay plans

•	an analysis of Brooks’ short- and long-term pay for performance alignment related to our peer group

•	assistance with shareholder outreach efforts

•	periodic attendance at scheduled HRC Committee meetings to assist with ongoing support

The information provided by PM&P is supplemented by compensation survey data purchased from Radford Executive Survey, which is used to gauge the market competitiveness of our senior executive pay.

Before each meeting, the HRC Committee is provided appropriate materials and information necessary to make informed decisions on the Company’s executive compensation practices. This material may be supplemented by reports prepared by PM&P. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that support our philosophy and objectives.

Peer Group

In consultation with PM&P, the HRC Committee annually reviews Brooks’ peer group to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, revenue size and market capitalization, and product/service comparability. Brooks attempts to exclude companies that primarily make integrated circuit (IC) chips because of the significantly different business model of those chip makers versus semiconductor capital equipment manufacturers like Brooks. Life Sciences equipment publicly traded companies within our financial ranges are also included.

Brooks developed its 2015 peer group for 2015 compensation determinations prior to the start of the fiscal year by reviewing the 2014 peer group. For fiscal year 2015, the HRC Committee felt that Bruker Corporation and Teradyne, Inc., with market valuations of approximately $4.0 billion and revenue approximately three to four times as large as Brooks, were too far outside our scope criteria and removed them from the 2015 peer group. Additionally, ATMI was acquired by existing peer group company, Entegris, Inc. Two new life science equipment companies were added, Affymetrix, Inc. and Analogic Corp., reflecting the greater profile of Life Sciences in our business mix, as well as semiconductor equipment manufacturer, Axcelis Technologies, Inc. This maintained the number of peer companies at 14.

Peer Group Selection Criteria

Industry Comparability plus

Revenue:	$125mm - $2.0B
Market Cap:	$180mm - $2.98B

Both Revenue and Market Cap (.25x and 4x Brooks)

The following lists the companies in our peer group.

Fiscal 2014 Peer Group:	Fiscal 2015 Peer Group:
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
ATMI Inc.	Affymetrix, Inc.
Bruker Corporation	Analogic Corp.
Entegris, Inc.	Axcelis Technologies, Inc.
FEI Company	Entegris, Inc.
FormFactor, Inc.	FEI Company
GT Advanced Technologies	FormFactor, Inc.
LTX-Credence Corporation	GT Advanced Technologies, Inc.
MKS Instruments, Inc.	MKS Instruments, Inc.
Newport Corporation	Newport Corporation
Photronics, Inc.	Photronics, Inc.
Teradyne, Inc.	Ultra Clean Holdings, Inc.
Ultra Clean Holdings, Inc.	Veeco Instruments, Inc.
Veeco Instruments, Inc.	Xcerra Corp. (formerly LTX-Credence Corporation)

BROOKS AUTOMATION - 2016 Proxy Statement    30

Back to Contents

Fiscal Year 2015 Executive Compensation Program

After reviewing the findings of PM&P, the HRC Committee set target pay levels for the CEO and other executive officers that were in accordance with our pay philosophy.

The outcomes of our Fiscal Year 2015 compensation program can be summarized as follows:

Fiscal Year 2015 Element	Fiscal Year 2015 Outcome
Base Salary	•	No changes to base salaries
Annual PBVC Cash Incentive Plan	•	Achieved 105% of Revenue Target
	•	Achieved 60% of Operating Income Target
Long-term Incentive – One year measures	•	Gross Margin below goal threshold – Forfeited RSUs
	•	Life Sciences Revenue below goal threshold – Forfeited RSUs
Long-term Incentive – Three year measures	•	Calculation of Free Cash Flow and ROIC to be measured at fiscal year end 2017

Base Salary

We review salaries annually and normally implement any adjustments effective January 1, with occasional mid-year adjustments for off cycle events such as promotions. The HRC Committee considered the market competitive positioning of the CEO and other named executive officers and recommended that base salaries remain unchanged for Fiscal 2015. Mr. Tenney assumed his responsibilities in November 2014. The table below lists base salaries for the CEO and Named Executive Officers.

FISCAL YEAR END BASE PAY

Name	September 30, 2014		September 30, 2015	Percent Increase
Stephen S. Schwartz		$625,000	$625,000	No Change
Mark D. Morelli		$500,000	$500,000	No Change
Lindon G. Robertson		$425,000	$425,000	No Change
Maurice H. Tenney III	Hired	11/3/2014	$425,000	—
David C. Gray		$350,000	$350,000	No Change

Annual Cash Incentive Fiscal Year 2015 – Performance-Based Variable Compensation (PBVC)

Each year we review the annual operating plan to determine what are the critical financial metrics and goals that, when achieved, will help drive shareholder value. We considered the following when setting Fiscal 2015 metrics and goals:

•	Alignment between the shorter term financial objectives of the annual PBVC incentive and the longer term equity plan strategic objectives

•	Establishing financial and individual goals that are aggressive but achievable and show growth over prior years targets and results

•	Maintaining a consistency between incentive plan metrics and our strategic plan

•	Input from executive management on what metrics will best focus our leadership on driving achievement consistent with our annual operating plan and strategy

•	Equitable ranges of financial long-term performance to appropriately reward performance below and above our aggressive targets

We met over several sessions to review and discuss performance metrics and goals. We referenced an analysis performed by our compensation consultants that reviewed Brooks and its peer group’s historical achievement levels on the proposed metrics to assure appropriate rigor in the goal setting. Seeking to accelerate the solid growth realized with the fiscal year 2014 results, we established the fiscal year 2015 financial performance goals as follows:

BROOKS AUTOMATION - 2016 Proxy Statement    31

Back to Contents

2015 PBVC Financial Performance Goals

Revenue:

•	Key growth measure. Weighted at 40%

•	Target was initially set consistent with our annual operating plan and reflecting 12% growth over the 2014 fiscal year target ($550MM from $490MM)

•	Threshold at $500MM was set at a figure 11% greater than the Fiscal 2014 threshold

•	Our stretch goal of $600MM reflected 9% growth over our Fiscal 2014 stretch goal of $550MM

Operating Income:

•	Essential to improve our ability to generate profitable growth consistent with growth in revenue. Weighted at 40%

•	Target was initially set with our annual operating plan and reflecting growth of 150% over our Fiscal 2014 target ($45MM from $18MM)

•	Threshold at $25MM was set at a figure 400% greater than Fiscal 2014 threshold

•	Our stretch goal ($70MM) reflected 56% improvement over our Fiscal 2014 operating income stretch goal

PBVC FINANCIAL METRIC RESULTS

		Fiscal 2015 Plan and Results
								Forecast	Forecast
	Fiscal 2014	Metric	Threshold		Target	Max(2)		Target Award	Weighted % of
	Actual(1)	Weighting	0%		100%	200%	Actual	Percent	Target Award
Revenue ($M)	$506.9	40%	$	<500	$550	$600	$552.7	105%	42.1%
Operating Income
(Non-GAAP) ($M)	$23.8	40%	$	<25	$45	$70	$36.9	60%	23.9%
TOTAL FINANCIAL ACHIEVEMENT (WEIGHTED)									66.0%

(1)	Pro forma results taking into account expected results from divested Granville-Phillips business unit excluding results from Fiscal 2014 acquired businesses.

(2)	200% for CEO; named executive officer(s) max is 150% of target.

Strategic Individual Objectives

The individual strategic objectives are a measurable set of goals relating to strategic development and execution, organic growth, organizational capability and acquisition opportunity within the fiscal year. The strategic goals for the CEO are developed jointly by the HRC Committee and CEO and approved by the Board. The CEO in turn develops strategic goals for his direct reports which focus on the measurable accomplishments in their individual areas of responsibility that will also benefit our shareholders over the long term. Listed below is a summary of each named executive officer(s) performance against his Fiscal Year 2015 strategic objectives.

Name	Individual Objectives Summary	PBVC Weighted	Results	Achievement
Stephen S. Schwartz	• Successful life sciences new product launch; • Acquisition and divestiture activity focus; • Achieve SG&A expense control per board commitment	20%	• Launched BioStore III Cryo Automated Cryogenic Sample Management System (RAD). Shipped five units for customer review. • Acquired FluidX at beginning of fiscal year and met aggressive growth plan for Fiscal 2015. • BioCision investment and equity position and joint launch of Cryo Pod. • Licensing agreement with PharmaSeq’s p-Chip technology for sample tubes management. • Acquired Contact (Japan) to add to CCS product portfolio • Executed on SG&A cost savings initiatives to realize a $106.9MM spend in Fiscal Year 2015. This spend is $6.8MM below the commitment in the annual operating plan.	95%
Mark D. Morelli	• Organizational development and key hiring; • Achieve Infrastructure consolidation targets; • Achieve SG&A expense control per board commitment	20%	• Key positions in Operations, Supply Chain and Life Sciences all filled • Footprint reductions in Poway, Switzerland, Spokane resulted in infrastructure savings 25% above the plan target. • SG&A initiatives resulted in reduced spending 6% below the target.	100%

BROOKS AUTOMATION - 2016 Proxy Statement    32

Back to Contents

Name	Individual Objectives Summary	PBVC Weighted	Results	Achievement
Lindon G. Robertson	• Acquisition and divestiture activity; • Organizational development of finance team; • Enhanced financial reporting • Achieve SG&A expense control per board commitment	20%	• Collaborated on acquisition strategy, built business scenarios on opportunities and ensured complete financial diligence and Board clarity. • Enhanced the Finance team with key hire competence. • Delivered enhanced financial reporting on GAAP reporting, longer term financial strategy, Fx analysis and impact, and ROIC modeling. • SG&A initiatives resulted in reduced spending 6% below the target.	100%
Maurice H. Tenney III	• Business development initiatives; • New products launch of BioStore III Cryo system; • Achieve gross margin targets; infrastructure rationalization	20%	• Delivered PharmaSeq equity investment and Labcyte acoustic agreement; partnership agreement with Chart Industries; grew revenue of newly acquired FluidX and bested plan by $2MM. • BioStore III Cryo system successfully launched. Product received industry award at International Society for Biological and Environmental Repositories (ISBER) show • Completed closure of Poway site and restructuring of Spokane and Switzerland sites. Infrastructure savings of $1.2M	100%
David C. Gray	• Complete development of BioStore III Cryo system, Cryopod, and Cryopod Filling Station • Structure product development contracts with our Cold Chain business partners	20%	• Product launch at ISBER annual meeting in May, 2015 ahead of schedule. Product was named best new product of the year; BioStore III Cryo system was runner up. • Completed joint development agreements; helped develop Cryopod; enhanced product capability with a strategic partner.	100%

Fiscal 2015 PBVC Plan Awards and Results

Listed below are our CEO and named executive officers earned cash payouts based on the achievement of the corporate financial metrics weighted at 80% of target and the individual objectives weighted at 20% of target.

Name	Target Opportunity as % of Fiscal Base Pay	Financial Achievement	Individual Objectives Achievement	Payment as a % of Target	Cash Payout
Stephen S. Schwartz	100%	66%	19%	85%	$531,750
Mark D. Morelli	100%	65%	20%	85%	$425,000
Lindon G. Robertson	100%	65%	20%	85%	$361,250
Maurice H. Tenney	75%	16%	20%	36%	$102,215
David C. Gray	60%	65%	20%	85%	$178,500

Long-Term Incentives

We regularly review the design of our equity incentive plan to assure it remains calibrated to our longer term strategic goals while providing the appropriate balance of challenge and motivation.

Each of our Named Executive Officers received award grants of both time- and performance-based RSUs in Fiscal 2015.

We use performance-based RSUs for the majority (75%) of our equity grant and supplement this with time-based (25%) RSUs.

Following two years (Fiscal 2013, Fiscal 2014) of using one-year performance measures with extended vesting of any earned awards, we adopted a hybrid plan for Fiscal 2015 that featured two metrics with one-year performance measures and two with three-year measurement periods. We have used one-year measurement periods previously to assist in addressing the volatility inherent in the semiconductor industry and the difficulty in setting meaningful targets over extended periods. We believed setting one-year performance goals with additional vesting requirements permitted us to establish an appropriate balance of aggressive yet achievable performance goals that would retain their incentive value. We were also influenced by the significant number of companies (43%) in our peer group who also utilize one-year performance measurement timeframes in their incentive plans. We returned to a partial use of three-year equity plan performance measures for Fiscal Year 2015 to align our executives with the 2017 strategic growth plan that we have communicated to our shareholders. We continued to utilize one-year performance measures to incent the creation of shorter-term value critical to sustained future growth.

BROOKS AUTOMATION - 2016 Proxy Statement    33

Back to Contents

Grant Process

The number of RSUs the HRC Committee recommends for each key executive and the vesting schedule for each grant is determined based on a variety of factors, including market and peer group data, such as that provided by PM&P, the ability of the key executive’s position to impact long-term shareholder value, the executive’s performance, and the current equity grants held by the executive. For executive officers, this translates into an annual projected equity value to base salary ratio generally ranging from 0.5 to 3.0. A combination of performance and time-based RSUs has been utilized. Performance-based RSUs are intended to focus and align management leadership to increasing share value and profitable Company growth while time-based RSUs help promote retention of key leadership talent.

The most recent PM&P pay analysis, completed in September 2015, noted that Brooks’ dilution (total number of shares outstanding under the equity compensation programs as a percentage of the most recent fiscal year’s shares outstanding) was at the 30th percentile of its 2015 compensation peer group. This judicious use of equity awards affords the HRC Committee flexibility in incenting strategic initiatives and the ability to use equity to drive executive behaviors.

Brooks Share Burn Rate and Dilution Compared to Peer Group

Fiscal Year 2015-2017 LTIP Grant

Guided by the Company’s fiscal year end 2017 business model and strategy and utilizing the financial targets from the model, we selected four performance metrics and goals for our long-term incentive plan (LTIP) for Fiscal 2015. The metrics were selected based on the following:

			Measurement		Threshold	Target	Maximum
Metric	Strategic Objective	Weighting	Period	Vesting	(000)	(000)	(000)
Life Sciences Revenue	• To continue growth and deliver value from our life sciences business	30%	Fiscal Year 2015	50% FYE 2016 50% FYE 2017	$75M	$88M	$100M
Gross Margin	• Continue gross margin improvement to drive profits performance at all points in the industry cycle	30%	Fiscal Year 2015	50% FYE 2016 50% FYE 2017	36%	38%	40%
Cumulative Free Cash Flow	• To assure funding for growth initiatives with new product development and acquisition activity	30%	Fiscal Year 2015 – Fiscal 2017	100% FYE 2017	*	*	*
	• To subsidize industry down cycles
	• Alternative uses
ROIC 3 Year Average	• Assure investments are returning value to our shareholders	10%	Fiscal Year 2015 – Fiscal 2017	100% FYE 2017	*	*	*

*	We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets and after one year’s results, participants are on track to achieve the targets.

BROOKS AUTOMATION - 2016 Proxy Statement    34

Back to Contents

Long Term Incentive Plan

Independent of the 2015 – 2017 LTIP, Mr. Tenney received an RSU “new hire” grant of 100,000 units effective on his hire date. These units will vest based on a continuous service requirement at 50% on the first anniversary of the grant and 25% each on the second and third anniversaries.

At the end of the fiscal year, we determined that our Life Science Systems revenue and gross margin metrics did not reach threshold levels of performance and the combined 60% weighting of performance RSUs granted with a 2015 Fiscal Year measurement period were forfeited. We will not know the outcome of the remaining metrics until the end of Fiscal 2017 at which time we will communicate our goals and achievement to the goals.

2016 Incentive Compensation Program

Changes to our Fiscal 2016 PBVC and LTIP

As part of our ongoing effort to increase the performance orientation of our program and be responsive to concerns raised by our shareholders, we made changes to both our annual PBVC as well as our LTIP. For Fiscal 2016, the financial metrics in our PBVC are based on adjusted gross margin (40% weight) revenue (25% weight) and free cash flow (15% weight). The individual strategic objective component of the PBVC will remain at 20% weight. We believe these metrics and weightings result in a balanced incentive program focused on near-term profitable growth through revenue and adjusted gross margin and free cash generation to fund future growth.

Beginning in Fiscal 2016, we have moved entirely to 3-year measurements in our LTIP. The financial metrics are comprised of adjusted operating profit (40% weight), life sciences revenue (40% weight) and return on invested capital (20% weight). All three financial metrics will be measured against 3-year performance goals for the fiscal 2016-2018 performance period. Adjusted operating profit is a key performance indicator that motivates and rewards sustained growth in profit. Growing revenue in the life sciences business is a key element of our business strategy in achieving growth, diversifying our business to a less cyclical model and achieving greater margins. We have increased the weighting on return on invested capital to 20% from 10% in Fiscal 2016 in recognition of the importance of this key indicator of the success of our investments in growth.

Other Compensation and Policies

Stock Ownership Guidelines

Stock ownership guidelines require that within five years of the hire date, executive officers, including named executive officers Dr. Schwartz and Messrs. Morelli, Robertson, Tenney and Dr. Gray, acquire and maintain beneficial ownership of Brooks shares at different multiples of salary depending upon position. For the chief executive officer, chief financial officer and chief operating officers’ positions, the requirement is three (3) times base salary; for the remaining positions covered by the policy the requirement is two (2) times base salary. At the end of Fiscal 2015, Dr. Schwartz exceeded his 3X ownership requirement and the remaining named executive officers continued to make progress in acquiring and holding shares. The guidelines cease to apply to any executive officer after termination of employment.

Beginning with Fiscal 2016, the Board approved increased stock ownership requirements for the CEO position to five (5) times base salary to differentiate the CEO role from the other executive officers and in response to shareholder feedback.

BROOKS AUTOMATION - 2016 Proxy Statement    35

Back to Contents

Risk Assessment Process

The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of pay or policy encouraged inappropriate or unacceptable risk to the Company. The HRC Committee is provided with a series of analytical factors which focus upon several key areas of our compensation program, including: external market reference; pay mix; range and sensitivity of our PBVC and long-term incentive plans; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. This provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.

The HRC Committee believes our policies and procedures achieve this balance. The Company also has clawback provisions in place as discussed in more detail below, as well as stock ownership guidelines to further align the executive’s interests with that of our shareholders. The HRC Committee regularly monitors the executives’ progress against our stock ownership guidelines. The HRC Committee believes our policies and rewards structure appropriately balance the creation of long-term value with shorter-term positive results.

Clawback Provisions

Clawback provisions which apply to the chief executive officer and chief financial officer are contained in employment agreements and/or offer letters and are consistent with the Sarbanes-Oxley Act of 2002. These provisions govern the recoupment of annual and long-term incentive compensation in the event of an accounting restatement due to material noncompliance by the Company that results from misconduct or gross negligence relating to any financial reporting requirements. In November 2013, the Board approved an incentive compensation recoupment policy that applies to all executive officers (including the chief executive officer and the chief financial officer), which is applicable to incentive-based compensation (such as the PBVC and performance-based restricted stock units) awarded to executive officers after the adoption of the policy. Pursuant to the policy, in the event we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we will use reasonable efforts to recover any amount in excess of what would have been paid to such executive officers (or such former executive officers) under the accounting restatement for any such incentive-based compensation during the three-year period preceding the restatement.

Employment Agreements

We currently have an employment agreement for Dr. Schwartz. The agreement provides for, among other things, a specified annual base salary and the target variable compensation award based on performance. It also provides that he will be entitled to severance of one year’s base salary and continued participation in benefit plans if his employment is terminated by us without “cause” or if he resigns for “good reason”. Severance and benefits are continued on a payroll to payroll basis if he remains unemployed following the initial twelve months of payment up to an additional twelve months. More information can be found under the section “Post Employment Benefits”.

Messrs. Robertson, Morelli, and Tenney and Dr. Gray each have entered into offer letters that stipulate the terms and conditions of employment with the Company. In June 2015, we modified the original offer letters to Mr. Morelli, Mr. Robertson and Mr. Tenney to provide the same severance provisions as Dr. Schwartz (one year’s base salary and benefits and up to an additional 12 months if the executive remains unemployed). We believe this change is appropriate as it reflects customary market practice for executives and provides our executives the proper focus when analyzing potential transactions.

Change-In-Control and Non-Compete Agreements

We currently have provisions within our stock award agreements that provide for accelerated vesting at target in the event of a double-trigger change in control (termination of employment within a year following a change-in-control).

In June, we extended the double-trigger change in control provisions to our severance and benefits arrangements with Dr. Schwartz and Messrs. Morelli, Robertson and Tenney and increased the protected termination period following a change in control to two years. The arrangement includes:

•	Cash severance, payable bi-weekly, equal to two times the amount of their current base salary and annual target bonus

•	A lump sum payment to cover the approximate cost of the Company’s portion of premiums for coverage under their welfare benefit plans for two years following termination

In exchange for the change in control agreement, we entered into a non-competition agreement with Dr. Schwartz and Messrs. Morelli, Robertson and Tenney where each executive agrees that during the term of the agreement and for 12 months following termination for any reason, the executive:

•	Shall not work or invest in any business that is competitive with Brooks

•	Shall not solicit for employment any employee of the Company or solicit a customer (within the last two years) of the Company

BROOKS AUTOMATION - 2016 Proxy Statement    36

Back to Contents

Indemnification Agreements

We entered into an indemnification agreement at the time of hire with our chief executive officer. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in the Company’s name where the involvement is by reason of the fact that he is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the chief executive officer will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks.

Tax Considerations

Section 162(m) of the Code provides an exception to the $1,000,000 deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. Compensation paid under our performance-based variable compensation framework does not currently qualify for the exception for performance-based compensation as the framework has not been approved by shareholders. The Executive Performance-Based Variable Compensation Plan that is subject to ratification by our shareholders at this annual meeting is intended to permit the grant of our performance-based variable compensation that qualifies as performance-based compensation under Section 162(m) of the Code. In addition, our executives receive RSU awards that provide for time-based vesting which do not qualify for the exception from the deductibility limitation of Section 162(m). However, we believe our performance-based RSU awards qualify for the exception for performance-based compensation beginning with our Fiscal 2014 equity grants.

Section 280G and related sections of the Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Dr. Schwartz, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board of Directors voted that it would not make any gross-up or tax reimbursement commitments to any executives.

Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.

Human Resources and Compensation Committee Report

To The Stockholders:

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Human Resources and Compensation Committee

as of September 30, 2015

Ellen M. Zane, Chairman
Robyn C. Davis
Kirk P. Pond
Alfred Woollacott III

BROOKS AUTOMATION - 2016 Proxy Statement    37

Back to Contents

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Stephen S. Schwartz	2015	$625,000				$1,910,400	$531,750	$13,850	(3)	$3,081,000
Chief Executive Officer	2014	$611,154				$1,512,000	$671,108	$76,617		$2,870,879
	2013	$536,298				$1,227,000	$125,000	$86,490		$1,974,788
Mark D. Morelli	2015	$500,000				$1,194,000	$425,000	$11,475	(4)	$2,130,475
President & Chief	2014	$479,231				$1,039,500	$526,243	$11,475		$2,056,449
Operating Officer	2013	$396,394				$818,000	$106,250	$69,178		$1,389,822
Lindon G. Robertson	2015	$425,000				$895,500	$361,250	$76,831	(5)	$1,758,581
Executive Vice	2014	$415,192				$1,271,551	$455,923	$73,646		$2,216,312
President & Chief
Financial Officer
Maurice H. Tenney III	2015	$375,962	(6)	$175,000	(7)	$2,094,500	$102,215	$12,797	(8)	$2,760,474
President, Brooks
Life Sciences
David C. Gray	2015	$350,000				$501,480	$178,500	$21,133	(10)	$1,051,113
Senior Vice President,	2014	$336,875	(9)			$741,000	$230,601	$1,817		$1,310,293
Chief Strategy and
New Business Officer
(1)	Awards consist of restricted stock unit (RSU) awards. In November 2014, the Board issued both time-based and performance-based RSUs to each of the named executive officers. The value of an award is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R). The grant date fair value of the RSUs assuming the maximum potential value is achieved is $3,343,200 for Dr. Schwartz; $1,507,425 for Mr. Robertson; $2,089,500 for Mr. Morelli; $2,706,425 for Mr. Tenney and $877,590 for Dr. Gray. In addition, the award shown for Mr. Tenney includes a new hire grant of 100,000 time-based RSUs.
(2)	Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year under the Company’s performance-based variable compensation plan.
(3)	Represents amounts paid or accrued by the Company on behalf of Dr. Schwartz as follows: $13,850 in matching contributions to Dr. Schwartz’s account under the Company’s qualified 401(k) plan.
(4)	Represents amounts paid or accrued by the Company on behalf of Mr. Morelli as follows: $11,475 in matching contributions to Mr. Morelli’s account under the Company’s qualified 401(k) plan.
(5)	Represents amounts paid or accrued by the Company on behalf of Mr. Robertson as follows: $12,238 in matching contributions to Mr. Robertson’s account under the Company’s qualified 401(k) plan, $34,578 in temporary housing allowance, and $30,015 in relocation expense. Pursuant to the Company’s policies, relocation benefits are made available to both executive and non-executive relocated employees.
(6)	The salary for Mr. Tenney is pro-rated based on his date of hire on November 3, 2014. His annualized salary base salary for fiscal year 2015 was $425,000.
(7)	Amount represents sign-on bonuses paid to Mr. Tenney pursuant to his offer letter.
(8)	Represents amounts paid or accrued by the Company on behalf of Mr. Tenney as follows: $11,475 in matching contributions to Mr. Tenney’s account under the Company’s qualified 401(k) plan, and $1,322 in relocation expense.
(9)	The salary reported for Dr. Gray in 2014 includes $249,375 in consulting fees paid to Dr. Gray prior to his date of hire on June 23, 2014.
(10)	Represents amounts paid by the Company on behalf of Dr. Gray as follows: $21,133 in matching contributions to Dr. Gray’s account under the Company’s qualified 401(k) plan.

BROOKS AUTOMATION - 2016 Proxy Statement    38

Back to Contents

Grants of Plan Based Awards Table

Fiscal Year 2015

During the fiscal year ended September 30, 2015 the following plan based awards were granted to the named executive officers:

			Estimated Future					All Other
			Payouts Under		Estimated Future Payouts			Stock Awards:
			Non-Equity Incentive		Under Equity Incentive			Number	Grant Date
			Plan Awards(1)		Plan Awards			of Shares of	Fair Value of
			Target	Maximum	Threshold	Target	Maximum	Stock or Units	Stock Awards
Name	Grant Date		($)	($)	(#)	(#)	(#)	(#)	($)(6)
Stephen S. Schwartz			$625,000	$1,125,000
	11/05/2014	(2)						40,000	$477,600
	11/05/2014	(3)			18,000	72,000	144,000		$859,680
	11/05/2014	(4)			12,000	48,000	96,000		$573,120
Mark D. Morelli			$500,000	$700,000
	11/05/2014	(2)						25,000	$298,500
	11/05/2014	(3)			11,250	45,000	90,000		$537,300
	11/05/2014	(4)			7,500	30,000	60,000		$358,200
Lindon G. Robertson			$425,000	$595,000
	11/05/2014	(2)						18,750	$223,875
	11/05/2014	(3)			8,438	33,750	67,500		$402,975
	11/05/2014	(4)			5,625	22,500	45,000		$268,650
Maurice H. Tenney III			$318,750	$446,250
	11/05/2014	(2)						18,750	$223,875
	11/05/2014	(3)			8,438	33,750	67,500		$402,975
	11/05/2014	(4)			5,625	22,500	45,000		$268,650
	11/04/2014	(5)						100,000	$1,199,000
David C. Gray			$210,000	$294,000
	11/05/2014	(2)						10,500	$125,370
	11/05/2014	(3)			4,725	18,900	37,800		$225,666
	11/05/2014	(4)			3,150	12,600	25,200		$150,444
(1)	These grants were made pursuant to a performance-based variable compensation framework for fiscal year 2015 and reflect the target and maximum payouts with respect to fiscal year 2015. Payouts at less than target may be awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.
(2)	Amount shown is the number of time-based RSUs awarded on November 5, 2014. The RSUs will vest at a rate of one-third of the grant per year on November 5, 2015, November 5, 2016 and November 5, 2017.
(3)	Amount shown is the number of performance-based RSUs awarded on November 5, 2014 that may be earned, in part or in full, based on achieving certain one-year performance targets for the fiscal year ended September 30, 2015 and reflect threshold, target and maximum number of RSUs eligible to be earned. On November 4, 2015, the Company’s Board of Directors determined that none of the performance criteria was met and no award was earned.
(4)	Amount shown is the number of performance-based RSUs awarded on November 5, 2014 that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ended September 30, 2017 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest at the end of the three-year period following determination by the Company’s Board of Directors of the achievement attained.
(5)	Amount shown is the number of time-based RSUs awarded on November 4, 2014. The RSUs vest at a rate of one-half of the grant per year on November 4, 2015, one-fourth on November 4, 2016 and one-fourth on November 4, 2017.
(6)	The value of RSUs are based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R) and for the value of the performance-based RSUs is based on the probable outcome of such performance conditions on the grant date.

Under the fiscal year 2015 performance-based variable compensation plan, participants were eligible to receive a cash bonus based on the achievement against corporate financial targets for total revenue and total operating income, in each case for the fiscal year ended September 30, 2015, as well as non-financial individual performance goals for each named executive officer based on an assessment of each executive’s accomplishments at the conclusion of the fiscal year. Payouts were predicated upon the Company first realizing a threshold level of revenue and operating income at predetermined targets. On November 4, 2015, the Company’s Board of Directors determined that the Company’s financial performance for the 2015 fiscal year, as well as each named executive officer’s achievement of individual objectives, resulted in approximately 85% of the target cash award being earned.

Under the 2015 - 2017 LTIP, participants were granted an award of RSUs, of which 25% vest based on the passage of time with a continuous service requirement of one-third of the grant per year on November 5, 2015, November 5, 2016 and November 5, 2017 and 75% will be earned based on the achievement of Company financial performance metrics, of which 60% will be earned based

BROOKS AUTOMATION - 2016 Proxy Statement    39

Back to Contents

on one-year metrics for Life Sciences Revenue and total Gross Margin measured at the end of Fiscal Year 2015, and 40% will be earned based on Cumulative Free Cash Flow and average Return on Invested Capital (ROIC) for the three-year period covering Fiscal Years 2015-2017 and if earned will vest when the achievement is determined by the Company’s Board of Directors on or about November 5, 2017. Each financial metric is weighted and contains a minimum achievement threshold, which if not met would result in no vesting as to that metric’s weighted percentage of RSUs. If the Company’s performance exceeded the target threshold for any metric, the eligible participants could achieve up to 200% of the number of performance-based RSUs. On November 4, 2015, the Company’s Board of Directors determined that the Company’s performance for the 2015 fiscal year resulted in 0% of the target award tied to the one-year financial metrics being earned.

A discussion of the material terms of the named executive officers’ employment arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.

Outstanding Equity Awards at Fiscal Year End

Fiscal Year 2015

The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2015. There is no information regarding stock options because none of the named executive officers have been granted any stock options.

	Stock Awards
				Number of Equity Incentive		Equity Incentive Plan
	Number of		Market Value of	Plan Awards; Number		Awards: Market or Payout
	Shares or Units of		Shares or Units of	of Unearned Shares,		Value of Unearned Shares,
	Stock That Have		Stock That Have	Units or Other Rights		Units or Other Rights That
Name	Not Vested (#)(10)		Not Vested ($)(12)	That Have Not Vested (#)		Have Not Vested ($)
Stephen S. Schwartz	12,500	(1)	$146,375
	38,250	(2)	$447,908
	26,667	(3)	$312,271
	185,640	(4)	$2,173,844
	40,000	(5)	$468,400
				72,000	(7)	$843,120
				48,000	(8)	$562,080
Lindon G. Robertson	40,000	(6)	$468,400
	12,500	(3)	$146,375
	87,019	(4)	$1,018,992
	18,750	(5)	$219,563
				33,750	(7)	$395,212
				22,500	(8)	$263,475
Mark D. Morelli	8,334	(1)	$97,591
	25,500	(2)	$298,605
	18,334	(3)	$214,691
	127,628	(4)	$1,494,524
	25,000	(5)	$292,750
				45,000	(7)	$526,950
				30,000	(8)	$351,300
Maurice H. Tenney III	18,750	(5)	$219,563
				33,750	(7)	$395,212
				22,500	(8)	$263,475
	100,000	(11)	$1,171,000
David C. Gray	33,335	(9)	$390,353
	38,675	(10)	$452,884
	10,500	(5)	$122,955
				18,900	(7)	$221,320
				12,600	(8)	$147,546

BROOKS AUTOMATION - 2016 Proxy Statement    40

Back to Contents
(1)	The unvested units consist of RSUs granted on December 21, 2012, with the last one-third vesting on November 6, 2015.
(2)	The unvested units consist of RSUs granted on December 21, 2012 which were earned at the end of the 2013 fiscal year based on achieving certain performance targets with the second half of this award vesting on November 6, 2015.
(3)	The unvested units consist of RSUs granted on November 6, 2013, which vest in three equal installments with the last two-thirds vesting equally on November 6, 2015 and November 6, 2016.
(4)	The unvested units consist of RSUs granted on November 6, 2013 which were earned at the end of the 2014 fiscal year based on achieving certain performance targets with one-half to vest on November 6, 2015 and one-half to vest on November 6, 2016.
(5)	The unvested units consist of RSUs granted on November 5, 2014, which vest in three equal installments on November 5, 2015, November 5, 2016 and November 5, 2017.
(6)	The unvested units consist of RSUs granted on October 1, 2013, which vest in three equal installments with the last two-thirds vesting equally on October 1, 2015 and October 1, 2016.
(7)	The unvested units consist of RSUs granted on November 5, 2014 which were earned at the end of the 2015 fiscal year based on achieving certain performance targets with 50% vesting on November 5, 2016, and 50% vesting on November 5, 2017. On November 4, 2015, the Company’s Board of Directors determined that the Company’s financial performance over this period resulted in none of the RSUs being earned.
(8)	The unvested units consist of RSUs granted on November 5, 2014 that will be earned and vest based on achieving certain performance targets measured over the three-year period ending September 30, 2017
(9)	The unvested units consist of RSUs granted on July 29, 2014, which vest in three equal installments with the last two-thirds vesting equally on November 6, 2015 and November 6, 2016.
(10)	The unvested units consist of RSUs granted on July 29, 2014 which were earned at the end of the 2014 fiscal year based on achieving certain performance targets with one-half to vest on November 6, 2015 and one-half to vest on November 6, 2016.
(11)	The unvested units consist of RSUs granted on November 4, 2014, which vest 50% on November 4, 2015, 25% on November 4, 2016 and 25% on November 4, 2017.
(12)	The market value is calculated on September 30, 2015 ($11.71), the last business day of the fiscal year. All performance-based awards are valued at target, not maximum.

Stock Vested Table

Fiscal Year 2015

The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen S. Schwartz	64,083	$764,510
Lindon G. Robertson	26,250	283,763
Mark D. Morelli	72,165	$868,220
Maurice H. Tenney III	0	0
David C. Gray	16,665	$198,813
(1)	The value realized equals the closing price of Common Stock on the vesting dates, multiplied by the number of shares that vested.

BROOKS AUTOMATION - 2016 Proxy Statement    41

Back to Contents

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Post-Employment Benefits

The following table sets forth the estimated payments and benefits that would be provided to each of the named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2015, the last trading day of our fiscal year, and using the closing market price of the Company’s stock on that date ($11.71).

		Salary &		Health
		Other Cash		Insurance	Vesting of
Name	Event	Payment		Contribution	Stock Awards		Total
Stephen S. Schwartz	Termination Without Cause or for Good Reason	$625,000	(1)	$13,570			$638,570
	Change of Control with Termination	$2,500,000	(2)	$29,820	$4,110,878	(3)(4)	$6,640,698
Mark D. Morelli	Termination Without Cause or for Good Reason	$500,000	(1)	$13,570	$—		$513,570
	Change of Control with Termination	$2,000,000	(2)	$29,820	$2,749,461	(3)(4)	$4,779,281
Lindon G. Robertson	Termination Without Cause or for Good Reason	$425,000	(1)	$13,109	$—		$438,109
	Change of Control with Termination	$1,700,000	(2)	$31,898	$2,116,805	(3)(4)	$3,848,703
Maurice H. Tenney III	Termination Without Cause or for Good Reason	$425,000	(1)	$13,109	$—		$438,109
	Change of Control with Termination	$1,487,500	(2)	$29,451	$1,654,038	(3)(4)	$3,170,989
David C. Gray	Termination Without Cause or for Good Reason	$—		$13,570	$—		$13,570
	Change of Control with Termination	$—		$31,898	$1,113,738	(3)(4)	$1,145,636
(1)	Under the terms of Dr. Schwartz’s employment agreement and each of the other executive’s offer letters, (other than Dr. Gray) if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to one year’s current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the fiscal year). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.
(2)	Under the terms of each executive’s Change in Control Agreement (other than Dr. Gray), if the executive is terminated without cause, or resigns for good reason, within two years following or the six month period prior to a change in control, the executive will be entitled to receive a severance amount equal to two times the sum of the executive’s annual base salary plus the executive’s target annual cash bonus payable in bi-weekly installments over the two-year period. In addition, the executive will entitled to a lump sum payment equal to the estimated cost of the executive’s continued welfare benefits (health, dental, and life and disability insurance) for a two-year period following termination.
(3)	Under the terms of each named executive officer’s equity award agreement, in the event of a change-in-control, followed by a termination without cause within one year, all unvested awards would immediately vest, including any performance-based awards that have not yet been earned calculated at the target award amount.
(4)	Amount shown excludes the value of the performance-based RSU award relating to the one-year financial metrics under the 2015-2017 LTIP. On November 4, 2015, the Company’s Board of Directors determined that the Company’s financial performance over this period resulted in the vesting of 0% of such RSUs. The amount excluded from the table for these RSUs are as follows: $843,120 for Dr. Schwartz; $526,950 for Mr. Morelli; $395,212 for Mr. Robertson; $395,212 for Mr. Tenney; and $221,320 for Dr. Gray.

BROOKS AUTOMATION - 2016 Proxy Statement    42

Back to Contents

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information as of September 30, 2015 regarding the shares of our Common Stock available for grant or granted under stock option plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by security holders(1)	3,257,413		5,377,525	(3)
Equity compensation plans not approved by security holders	0		0
Total	3,257,413		5,377,525
(1)	Consists of restricted stock units.
(2)	Excludes securities reflected in the first column of the table.
(3)	Includes 448,655 shares available for issuance under our Employee Stock Purchase Plan.

RELATED PARTY TRANSACTIONS

Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions or proposed transactions between us and:

•	an executive officer, director or director nominee;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers and suppliers. It requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment in the choice of suppliers. In the case of employees this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the chairman of the board. We entered into no related party transactions during fiscal year 2015.

BROOKS AUTOMATION - 2016 Proxy Statement    43

Back to Contents
PROPOSAL NO. 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Officers” including “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2017 annual meeting of stockholders.

As described in detail under the heading “Executive Officers-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the “Compensation Discussion and Analysis” for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2015 compensation of our named executive officers.

Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Executive Officers-Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, is approved.

The Human Resources and Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A NON-BINDING,
ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THE PROXY STATEMENT IS IN THE
BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE
“FOR” THIS PROPOSAL.

BROOKS AUTOMATION - 2016 Proxy Statement    44

Back to Contents
PROPOSAL NO. 3	RATIFICATION OF THE ADOPTION OF THE COMPANY’S EXECUTIVE PERFORMANCE-BASED VARIABLE COMPENSATION PLAN

Our board of directors has adopted the Brooks Automation, Inc. Executive Performance-Based Variable Compensation Plan (the “Executive PBVC Plan”) effective as of November 4, 2015, subject to the ratification by an affirmative vote of a majority of the votes cast affirmatively or negatively in person or by proxy at the annual meeting. If such ratification is not obtained by our shareholders, the Executive PBVC Plan and all awards issued thereunder will be terminated.

The following summary of the principal features of the Executive PBVC Plan and its operation is qualified in its entirety by reference to the Executive PBVC Plan, a copy of which is attached to this proxy statement as Appendix A. This summary may not contain all of the information about the Executive PBVC Plan that is important to you. We encourage you to read carefully the Executive PBVC Plan in its entirety.

Purpose

The Executive PBVC Plan is intended to increase shareholder value and the success of the Company by motivating key executives to (1) perform to the best of their abilities, and (2) achieve the Company’s objectives.

The Executive PBVC Plan is designed to permit the grant of awards that qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), the Company may still receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Executive PBVC Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company’s federal income tax return.

Eligibility to Participate

The Human Resources and Compensation Committee, or another committee designated by the board comprised of members who are “outside directors” under Section 162(m) (the “Committee”) selects which of our employees (and employees of our affiliates), which may be up to our total number of employees, who will be eligible to receive awards under the Executive PBVC Plan for any performance period. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Committee has discretion to select the participants, but it is expected that at least our executive officers will be eligible to participate in the Executive PBVC Plan in any given year. Participation in the Executive PBVC Plan is in the sole discretion of the Committee, and on a performance period by performance period basis. Accordingly, an employee who is a participant in a given performance period in no way is guaranteed or assured of being selected for participation in any subsequent performance period.

Target Awards and Performance Goals

For each performance period, the Committee assigns each participant a target award and performance goal or goals that must be achieved before an award will be paid to the participant. The participant’s target award is expressed as a dollar amount or as a percentage of his or her base salary, as the Committee may determine. The performance goals require the achievement of objectives for one or more of the following measures: cash flow (including but not limited to free cash flow and cash flow from operations); total earnings; earnings per share (diluted or basic); earnings per share from continuing operations (diluted or basic); earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; net operating earnings; operating income; gross or operating margin; profit margin; margin percentage; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on invested capital; return on sales; net or gross sales or revenue; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; operating efficiency; quality achievement; new product introductions; delivery performance; safety record; stock price; individual objectives; business expansion; completion of acquisitions; and total shareholder return.

BROOKS AUTOMATION - 2016 Proxy Statement    45

Back to Contents

Actual Awards

After the performance period ends, the Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Executive PBVC Plan limits actual awards to a maximum of $2,000,000 per person in any performance period, even if the formula otherwise indicates a larger award.

The Committee may eliminate or reduce the actual award paid to any participant below the amount that otherwise would be payable under the payout formula. Payment of awards to any one participant is not dependent upon payment of awards to any other participant. A reduction for one participant during the performance period shall not increase the amount payable to any other participant during the performance period.

Determination of the amount and payment of each actual award shall be made as soon as practical following the end of the fiscal year end performance period for which performance is being measured and in any event, within two and one-half months following the end of such fiscal year end performance period. Notwithstanding the foregoing, an award may provide that all or a portion of the award be paid upon a change in control, death of the participant or disability prior to the achievement of the performance goals set forth in such award provided that the participant remains employed through the date of such event.

Amendment and Termination

The Committee administers the Executive PBVC Plan. The board of directors of the Company may amend or terminate the Executive PBVC Plan at any time and for any reason. If the Company determines that that Executive PBVC Plan should continue to comply with Section 162(m), the Company will submit for shareholder approval any future amendments to the Executive PBVC Plan that require such shareholder approval.

New Plan Benefits

Because awards under the Executive PBVC Plan are determined based on actual performance, it is not presently possible to determine the dollar amounts that will be paid to participants under the Executive PBVC Plan in respect of fiscal 2016 or in future years. However, set forth below are the Target Award amounts that were approved by the Committee, subject to ratification of the Executive PBVC Plan by our shareholders, for 2016. The actual award may be less than or greater than the Target Award, set forth below depending on actual performance, but in no case may the actual award exceed 200% of the Target Award.

Executive	Title	Target Award
Stephen S. Schwartz	Chief Executive Officer	$625,000
Mark D. Morelli	President and Chief Operating Officer	$500,000
Lindon G. Robertson	Chief Financial Officer	$425,000
Maurice H. Tenney III	President, Brooks Life Science Systems	$318,750
David C. Gray	Chief Strategy and New Business Officer	$210,000

The Company reserves the right to pay bonuses or other types of compensation outside of the Executive PBVC Plan. No employee has a guaranteed right to any discretionary bonus as a substitute for the 2016 awards described above in the event that the performance targets are not met or that our shareholders fail to approve the Executive PBVC Plan.

Unless instructions are otherwise given, your shares of our Common Stock will be voted “FOR” the ratification of the adoption of the Executive PBVC Plan.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF BROOKS
AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

BROOKS AUTOMATION - 2016 Proxy Statement    46

Back to Contents

AUDIT COMMITTEE REPORT

To The Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2015 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2015, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2015, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2016.

The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chairman of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed as required under Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also discussed the results of the internal audit examinations.

As noted under “Board Risk Oversight”, the Audit Committee operates under the direction of the Executive Committee in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and the registered public accounting firm the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.

Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2015, management’s report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2015, and the independent auditors’ reports be included in our annual report on Form 10-K for the fiscal year ended September 30, 2015. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2016.

Respectfully submitted,

Audit Committee:

John K. McGillicuddy, Chairman
Robyn C. Davis
Alfred Woollacott, III
Mark S. Wrighton
Ellen M. Zane

BROOKS AUTOMATION - 2016 Proxy Statement    47

Back to Contents

INDEPENDENT AUDITOR FEES AND OTHER MATTERS

Set forth below are the fees paid by Brooks to its independent registered public accounting firm, BDO USA, LLP (“BDO”), for the fiscal years ended September 30, 2015 and 2014.

	2015	2014
Audit Fees	$1,203,312	$1,129,940
Audit-Related Fees	$42,000	$—
Tax Fees	$25,650	$15,000
All Other Fees	$—	$—

Description of Services

Audit Fees:  Comprise fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2015 and 2014, respectively, for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.

Audit-Related Fees:  Comprise fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2015 and 2014. In fiscal year 2015, the Company incurred $42,000 in audit-related fees to BDO in connection with the audit of the Company’s 401(k) plan.

Tax Fees:  Comprise fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal years 2015 and 2014, the aggregate tax fee amount consists of fees related to non-US tax compliance.

All Other Fees:  The Company did not incur any other fees to BDO in fiscal year 2015 or 2014.

PROPOSAL NO. 4	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed PricewaterhouseCoopers, LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, and stockholders are asked to ratify the selection at the Annual Meeting. Representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm for fiscal year 2015 and reported on the Company’s consolidated financial statements for that year. Representatives of BDO will not be present at the Annual Meeting.

Change in Independent Registered Public Accounting Firm

On December 3, 2015, the Audit Committee approved the engagement of PwC as our independent registered public accounting firm for the fiscal year ending September 30, 2016 and the dismissal of BDO as our independent registered public accounting firm. PwC’s engagement, and BDO’s dismissal, became effective on December 3, 2015.

The audit reports of BDO on our consolidated financial statements for the years ended September 30, 2015 and 2014 do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope, or accounting principles.

BROOKS AUTOMATION - 2016 Proxy Statement    48

Back to Contents

During the fiscal years ended September 30, 2014 and 2015, and subsequent interim period through December 3, 2015, (i) the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to BDO’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished a copy of the above disclosures to BDO and requested that BDO provide a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Form 8-K/A dated December 8, 2015.

During the fiscal years ended September 30, 2014 and 2015, and subsequent interim period through December 3, 2015, neither the Company nor anyone on its behalf has consulted with PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) management’s assessment of the effectiveness of internal control over financial reporting or the effectiveness of internal controls over financial reporting, (iv) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (v) a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF BROOKS AND
ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2015, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during our fiscal year ended September 30, 2015 with the exception of a Form 4 filed on behalf of board members, A. Clinton Allen, Robyn C. Davis, John K. McGillicuddy and Kirk P. Pond on July 2, 2015, reporting a transaction that occurred on June 26, 2015; a Form 4 filed on behalf of board member A. Clinton Allen on July 27, 2015 reporting a transaction that occurred on July 22, 2015; and a Form 4 filed on behalf of board member A. Clinton Allen on September 23, 2015 reporting a transaction that occurred on August 11, 2015.

Standards of Conduct

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.brooks.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a report on Form 8-K.

Stockholder Proposals and Recommendations For Director

Proposals which stockholders intend to present at our 2017 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Company no later than August 13, 2016. If a proponent fails to notify us by October 27, 2016 of a non-Rule 14a-8 stockholder proposal which it intends to submit at our 2017 annual meeting of stockholders, the proxy solicited by the Board of Directors with

BROOKS AUTOMATION - 2016 Proxy Statement    49

Back to Contents

respect to such meeting may grant discretionary authority to the person named in each proxy to vote with respect to such matter.

Stockholders may make recommendations to the Nominating and Governance Committee of candidates for its consideration as nominees for director by submitting the name and qualifications of such person to the Nominating and Governance Committee, c/o Board of Directors, Brooks Automation, Inc. at our principal executive offices, 15 Elizabeth Drive, Chelmsford, MA 01824.

Nominations for directors in connection with the 2017 annual meeting of stockholders should be received by the Company no later than October 29, 2016. Any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Governance Committee’s charter. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of our Common Stock for at least one year.

Voting Results

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, MA 01824 or by telephone at the following number: (978) 262-2400.

Material Not Incorporated by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 as filed with the SEC are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824. It is also available at our website www.brooks.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY. THEREFORE, STOCKHOLDERS
ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE
ENCLOSED ENVELOPE.

BROOKS AUTOMATION - 2016 Proxy Statement    50

Back to Contents
APPENDIX A	BROOKS AUTOMATION, INC. EXECUTIVE PERFORMANCE-BASED VARIABLE COMPENSATION PLAN

SECTION 1	BACKGROUND, PURPOSE AND DURATION

1.1	Effective Date. The Plan is effective as of November 4, 2015, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders of the Company.

1.2	Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s strategic objectives. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2	DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1	“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s (as defined below) authority under Section 3.6 to eliminate or reduce the Actual Award otherwise determined by the Payout Formula.

2.2	“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3	“Base Salary” means as to any Performance Period, the Participant’s base salary earned during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Change in Control” shall have the meaning set forth in the Form of Change in Control Agreement filed with the SEC on June 9, 2015 as an Exhibit to the Company’s Current Report on Form 8-K.

2.6	“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7	“Committee” means the Human Resources and Compensation Committee of the Board, or such other committee, comprised exclusively of members of the Board who are “outside directors” within the meaning of Section 162(m) of the Code and Treasury Regulation § 1.162-27(c)(4), as may be designated by the Board to administer the Plan.

2.8	“Company” means Brooks Automation, Inc., a Delaware corporation, or any successor thereto.

2.9	“Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code and Treasury Regulation § 1.162-27(e). The Determination Date shall be the earlier of (i) not later than ninety (90) days after the start of the first Fiscal Year of the applicable Performance Period or (ii) the completion of twenty-five percent (25%) of the Performance Period.

2.10	“Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time. In the absence of any other specification by the Committee, disability shall be determined in accordance with the Company’s long term disability plan.

2.11	“Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12	“Fiscal Year” means the fiscal year of the Company.

2.13	“Maximum Award” means as to any Participant for any Performance Period, $2,000,000.

2.14	“Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15	“Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may contain a range of goals (e.g., minimum threshold, target and maximum) and may differ from Participant to Participant.

BROOKS AUTOMATION - 2016 Proxy Statement    A-1

Back to Contents
2.16	“Performance Period” means any Fiscal Year or such other period not in excess of three Fiscal Years, as determined by the Committee in its sole discretion.

2.17	“Performance Goals” means the objective goal(s) (or combined objective goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow (including but not limited to free cash flow and cash flow from operations); total earnings; earnings per share (diluted or basic); earnings per share from continuing operations (diluted or basic); earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; net operating earnings; operating income, gross or operating margin; profit margin; margin percentage; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on invested capital, return on sales; net or gross sales or revenue; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; operating efficiency; quality achievement; new product introductions; delivery performance; safety record; stock price; individual objectives; business expansion; completion of acquisitions; and total shareholder return. The Performance Goals may differ from Participant to Participant and from Target Award to Target Award. Prior to the Determination Date, the Committee shall determine whether any element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants. The foregoing criteria shall have any reasonable definitions that the Committee may specify in the applicable Target Award, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of assets sales or divestitures. The Committee shall have discretion to establish objectives which may require subjective assessments by the Committee. Notwithstanding the foregoing, the maximum possible payout shall be based solely on the Performance Goals.

2.18	“Plan” means the Brooks Automation, Inc. Executive Performance-Based Variable Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

2.19	“Shares” means shares of the Company’s common stock.

2.20	“Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a dollar amount or as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

SECTION 3	SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1	Selection of Participants. The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2	Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. The Performance Goals shall be pre-established in writing prior to the Determination Date at a time when the achievement of such Performance Goals is substantially uncertain.

3.3	Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4	Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae consistent with the Performance Goals for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award range greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

3.5	Date for Determinations. The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date at a time when the outcome of any such determinations are substantially uncertain.

3.6	Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant under the Target Award for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula

BROOKS AUTOMATION - 2016 Proxy Statement    A-2

Back to Contents
under the Target Award to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and determine what Actual Award, if any, will be paid. No reduction hereunder for one Participant during the Performance Period shall increase the amount payable to any other Participant during the Performance Period. No Target Award shall become an Actual Award until the Committee completes its certification process as set forth herein.

3.7	Change in Control, Death or Disability. A Target Award may, in accordance with Treasury Regulation § 1.162-27(e)(2) (v), provide that all or a portion of a Target Award may be paid upon a Change in Control, death of the Participant or Disability prior to the achievement of the Performance Goals set forth in such Target Award provided that the Participant remains employed through the date of such event.

SECTION 4	PAYMENT OF AWARDS

4.1	Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2	Timing of Payment. Payment of each Actual Award shall be made as soon as practical following the determination and certification of the Actual Award as set forth in Section 3.6, but in any event before the fifteenth day of the third month of the Fiscal Year immediately following the Fiscal Year in which the Participant’s Actual Award is no longer subject to a “substantial risk of forfeiture” as determined in accordance with Section 409A of the Code; provided, however, that any payment that is delayed due to an unforeseeable event, as described in Treasury Regulation § 1.409A-1(b)(4)(ii), shall be paid as soon as practicable. Except as otherwise determined by the Committee, in its sole discretion, a Participant shall not be entitled to payment of an Actual Award if such Participant is not employed by the Company or an Affiliate on the payment date for such Actual Award.

It is the intent of the Company that this Plan is exempt from Section 409A of the Code under the “short-term deferral” rule and any ambiguities herein will be interpreted in a manner consistent with the short-term deferral rule.

4.3	Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum. The Participant may elect to defer a portion of his or her Award in accordance with the terms of the Company’s deferred compensation plan and consistent with the requirements of Section 409A of the Code.

4.4	Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Actual Award shall be paid to his or her estate.

SECTION 5	ADMINISTRATION

5.1	Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code.

5.2	Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3	Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4	Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

BROOKS AUTOMATION - 2016 Proxy Statement    A-3

Back to Contents
SECTION 6	GENERAL PROVISIONS

6.1	Tax Withholding and Consequences. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA obligations). The Company makes no guarantee of any tax consequences to any Participant, his or her estate, the beneficiary of any Participant, any successor in interest of any Participant or any other persons with respect to the payments under this Plan.

6.2	No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3	Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4	Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.5	Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.6	Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.5. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

SECTION 7	AMENDMENT, TERMINATION AND DURATION

7.1	Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2	Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8	LEGAL CONSTRUCTION

8.1	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3	Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4	Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

8.5	Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

BROOKS AUTOMATION - 2016 Proxy Statement    A-4

Back to Contents

Brooks Automation, Inc.

15 Elizabeth Drive
Chelmsford, MA 01824

Back to Contents

Brooks

*BROOKS AUTOMATION, INC.*
*15 ELIZABETH DRIVE*
*CHELMSFORD, MA 01824*
*ATTN: CORPORATE SECRETARY*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97779-P70933

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**BROOKS AUTOMATION, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees:**

01) A. Clinton Allen
02) Robyn C. Davis
03) Joseph R. Martin
04) John K. McGillicuddy
05) Krishna G. Palepu
06) Kirk P. Pond
07) Stephen S. Schwartz
08) Alfred Woollacott, III
09) Mark S. Wrighton
10) Ellen M. Zane

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve by a non-binding advisory vote the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ |
| 3. To ratify the adoption of the Company's Executive Performance-Based Variable Compensation Plan. | ☐ | ☐ | ☐ |
| 4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the 2016 fiscal year. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

The 2016 Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on January 27, 2016 at 10:00 a.m., local time, at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, Massachusetts 02116, for the matters stated on the reverse side.

The Board of Directors has fixed December 4, 2015 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.

Any stockholder attending the Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card.

By Order of the Board of Directors

Jason W. Joseph

Vice President, General Counsel and Secretary

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

M97780-P70933

Stephen S. Schwartz and Lindon G. Robertson, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of **Brooks Automation, Inc.** to be held on January 27, 2016, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

**SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BROOKS AUTOMATION, INC. BOARD OF DIRECTORS.**

**YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.**

**Continued and to be signed on reverse side**